United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use by the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SWS Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statements number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SWS GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

October 8, 2009

Dear Stockholder:

This year’s annual stockholders’ meeting will be held at the City Club, 69th floor, Bank of America Plaza Building, 901 Main Street, Dallas, Texas 75202, at 9:00 a.m., local time, on Tuesday, November 17, 2009. Breakfast will be served. The following pages include the notice of annual meeting and the proxy statement describing the business to be transacted at the meeting.

As a result of the Securities and Exchange Commission rules, we are pleased to furnish our proxy materials primarily via the Internet. Instead of mailing printed copies to each stockholder, we are mailing a Notice of Internet Availability, which contains instructions on (i) how to access your proxy materials, (ii) how each stockholder can receive a paper copy of the proxy materials, including this proxy statement, our annual report and a form of proxy card and (iii) how to access your proxy card to vote through the Internet or by telephone or mail if you receive a paper copy of the proxy materials. We believe this process will expedite your receipt of proxy materials, lower the cost of the annual meeting and help to conserve natural resources. At the annual meeting, we will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and, if so, we look forward to seeing you. Whether or not you expect to be present, please promptly vote and submit your proxy by following the instructions provided on the Notice of Internet Availability. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our Board of Directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

Don A. Buchholz Chairman of the Board	Donald W. Hultgren President and Chief Executive Officer

Enclosure

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 17, 2009

We will hold this year’s annual stockholders’ meeting on Tuesday, November 17, 2009, at 9:00 a.m., local time, at the City Club, 69th floor, Bank of America Plaza Building, 901 Main Street, Dallas, Texas 75202.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	the election of nine directors to serve until the next annual meeting;

2.	an amendment to the SWS Group, Inc. 2005 Deferred Compensation Plan to increase the authorized shares from 375,000 to 675,000 shares;

3.	the ratification of the selection of Grant Thornton LLP as the company’s independent auditor for the fiscal year ending June 25, 2010; and

4.	the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

If you were a stockholder at the close of business on September 21, 2009, you are entitled to receive notice of, and vote at, the annual meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for examination at the company’s principal executive offices for a period of 10 days prior to the annual meeting. This list of stockholders will also be available for inspection at the annual meeting and may be inspected by any stockholder for any purpose germane to the annual meeting.

It is important that your shares be represented at the annual meeting. For that reason, even if you plan to attend the meeting, we ask that you please promptly vote and submit your proxy by following the instructions on the Notice of Internet Availability. If you received a paper copy of the proxy materials by mail, you may follow the instructions provided on the Notice of Internet Availability to vote by telephone, mail or vote via the Internet. If you attend the annual meeting, you may revoke your proxy and vote in person. To help us prepare properly for your attendance at the annual meeting, we ask that you indicate whether you plan to attend the meeting and breakfast.

By Order of the Board of Directors,

Allen R. Tubb

Vice President, General Counsel and Secretary

Dallas, Texas

October 8, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 17, 2009: The proxy statement and annual report to stockholders are available at http://materials.proxyvote.com/78503N.

SWS GROUP, INC.

1201 Elm Street, Suite 3500

Dallas, Texas 75270

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 2009

We are providing this proxy statement and the accompanying notice of annual meeting to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our 2009 annual meeting of stockholders to be held at the City Club, 69th floor, Bank of America Plaza Building, 901 Main Street, Dallas, Texas 75202, on Tuesday, November 17, 2009 at 9:00 a.m., local time and at any adjournments or postponements thereof.

On or about October 8, 2009, we began mailing the Notice of Internet Availability to everyone who was a stockholder of record on September 21, 2009, the record date for the annual meeting. If you received more than one Notice of Internet Availability, your shares are probably registered differently or are in more than one account.

At the annual meeting, our stockholders will be asked to consider and/or vote on the following:

•	the election of nine directors to serve until the next annual meeting;

•	an amendment to the SWS Group, Inc. 2005 Deferred Compensation Plan ( the “Deferred Compensation Plan”) to increase the authorized shares from 375,000 to 675,000 shares;

•	the ratification of the selection of Grant Thornton LLP as the company’s independent auditor for the fiscal year ending June 25, 2010; and

•	the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on September 21, 2009 are entitled to vote on matters presented at the annual meeting or any adjournment or postponement thereof. At the close of business on September 21, 2009, there were 27,574,139 shares of our common stock issued and outstanding and entitled to vote.

Election of Directors

Votes may be cast in favor of, or withheld from, a director nominee. Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote.

Assuming a quorum is present (that is, that holders of a majority of the issued and outstanding shares of common stock are present in person or by proxy), nominees must receive the affirmative vote of a plurality of the votes present in person or by proxy in order to be elected to our Board of Directors (the “Board”). A plurality means receiving more votes than any opposing candidate regardless of whether that is a majority of the votes present.

In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

Deferred Compensation Plan Amendment and Other Matters

The approval of the proposed amendment to our Deferred Compensation Plan will be determined by the affirmative vote of at least a majority of votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of all the shares of our common stock outstanding and entitled to vote on the proposal.

Other Matters

The approval of any other matters that may properly come before the annual meeting will be determined by the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote, assuming a quorum is present.

Stockholder Voting

In addition to voting at the annual meeting, you may submit your proxy over the Internet at http://materials.proxyvote.com/78503N, or if you requested paper copies of the proxy materials, by telephone, by mail or by following the instructions on the Notice of Internet Availability. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named in the proxy (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld from all, some or none of the nominees for director, whether your shares should be voted for or against or abstain from the proposed amendment to the Deferred Compensation Plan and whether your shares should be voted for or against or abstain from the ratification of the selection of Grant Thornton LLP as the company’s independent auditor for the fiscal year ending June 25, 2010. If you vote without indicating your instructions, your shares will be voted:

•	FOR the election of the nine nominees for directors;

•	FOR approval of the amendment to the Deferred Compensation Plan; and

•	FOR the ratification of the selection of Grant Thornton LLP as the company’s independent auditor for the fiscal year ending June 25, 2010.

We do not anticipate that any other matters will come before the annual meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum for the meeting, even if you abstain from voting on some or all matters introduced at the meeting. Broker non-votes are also counted as present for establishing a quorum for the meeting. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. An abstention will not be counted as an affirmative or negative vote in the election of directors or the proposal to approve the ratification of the selection of Grant Thornton LLP as the company’s independent auditor for the fiscal year ending June 25, 2010 An abstention will have the effect of a vote against the proposal to approve the amendment to the Deferred Compensation Plan but will count towards the requirement that the votes cast on the proposal represent over 50% of the voting power of all the shares of our common stock outstanding and entitled to vote on the proposal.

Broker “Non-Votes”

If your shares are held in a brokerage account and you do not vote, your brokerage firm could:

•	vote your shares, if permitted by applicable rules; or

•	leave your shares unvoted.

Under applicable rules, brokers who hold shares in street name have the authority to vote on routine matters. However, brokers do not have the authority to vote on non-routine matters unless they have received voting instructions from the beneficial owners. Such broker non-votes are considered present for purposes of determining the existence of a quorum for the meeting, but with request to a non-routine matter, broker non-votes will not be counted in determining the number of votes cast for that proposal. Therefore, broker non-votes will not impact the outcome of the election of directors or the vote on the proposal to ratify the selection of Grant Thornton LLP as the company’s independent auditor Broker non-votes will not impact the outcome of the proposed amendment to the Deferred Compensation Plan, except that broker non-votes will not be counted towards the requirement that the votes cast on the proposed amendment to the Deferred Compensation Plan represent over 50% of the voting power of all the shares of our common stock outstanding and entitled to vote on the proposal.

Householding

U.S. Securities and Exchange Commission (“SEC”) rules and Delaware law permit us to mail the notice(s) of Internet availability in one envelope to all shareholders residing at the same address if certain conditions are met. This is called householding and can result in savings of paper and mailing costs. SWS Group, Inc. households all notices of Internet availability mailed to shareholders.

If you choose not to household, you should send a written request (including your name and address) within 60 days after the mailing of the notice of Internet availability to the Secretary at the address below. In addition, if you choose to continue householding but would like to receive an additional copy of the notice of Internet availability, or a copy of our annual report or proxy statement for members of your household, you may contact SWS Group, Inc., Attn: Corporate Secretary, 1201 Elm Street, Suite 3500, Dallas, Texas 75270 or by calling (214) 859-1812. Shareholders residing at the same address who are receiving multiple copies of our notice of Internet availability or the proxy statement and annual report may request householding in the future by contacting the Corporate Secretary at the address or phone number set forth above.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, deliver a later dated proxy or written instruction to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Expenses

This proxy solicitation is made by the Board of Directors on behalf of the company. We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees, by Internet, telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

Internet Availability of Proxy Materials

Under the rules of the SEC, we are furnishing proxy materials to stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about October 8, 2009, we mailed to stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including the proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access the proxy card to vote through the Internet.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the company’s proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

OUR COMPANY

We are a full-service securities and banking firm delivering a broad range of investment, commercial banking and related financial services to our clients, which include individual, corporate and institutional investors, broker/dealers, governmental entities and financial intermediaries. We are a Delaware corporation and were incorporated in 1972. Our principal executive offices are located at 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Our telephone number is (214) 859-1800 and our company website is www.swsgroupinc.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

We will vote on the election of nine members to our Board of Directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the nine nominees named below. Each person will serve as a director until the next annual meeting.

To our knowledge, each of the nominees intends to serve the entire term for which election is sought. At this time, we do not anticipate that any nominee will be unable or unwilling to serve as a director.

Nominees For Director

Our Board of Directors has nominated the persons listed below for election to the Board. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

Don A. Buchholz (age 80) (1)

Mr. Buchholz is one of our founders. He has served as a director and as Chairman of the Board since August 1991; Chief Executive Officer from December 2001 until August 2002 and from 1984 until July 1994; President from 1984 until August 1991; and Chairman of the Board of Southwest Securities, Inc., our principal subsidiary (“Southwest Securities”), from August 1993 to May 1996. Mr. Buchholz has been associated with Southwest Securities in various executive capacities since its inception in 1972. Mr. Buchholz currently serves on the Board of Directors of U.S. Home Systems, Inc., a home remodeling and specialty home improvement company. He is a past director of the Securities Industry Association (“SIA”), a past Chairman of the Executive Committee of the South Central District of the SIA, a past member of the Boards of Governors of the New York Stock Exchange (the “NYSE”) and the National Association of Securities Dealers, and a past President and director of the Texas Stock and Bond Dealers Association.

Donald W. Hultgren (age 52) (1)

Mr. Hultgren was elected President in November 2007 and Director and Chief Executive Officer in August 2002. He served as Executive Vice President and Director of Capital Markets from March 2000 to August 2002. From 1989 to 2000, Mr. Hultgren was employed by Raymond James & Associates in various capacities including Managing Director in the Healthcare sector of Corporate Finance and Director of Research. He is a member of the Institute of Chartered Financial Analysts and a member of the Advisory Committee for the University of Texas MBA Investment Fund. He formerly served as Chairman of the Board for the American Heart Association (“AHA”), Dallas, Texas Division, and is currently on the association’s Executive Committee, a member of its Investment Sub-Committee and a director of its Central States Affiliate. He also serves on the Strategic Advisory Board of the Chartered Financial Analyst Society of Dallas/Ft. Worth.

Robert A. Buchholz (age 49)

Mr. Buchholz has served as a director since May 22, 2008. Mr. Buchholz is Chairman of the Board and founder of Town Center Bank in Coppell, Texas, a suburb of Dallas. Since 2006, he has also been co-managing partner of DoubleDave’s Pizzaworks of North Texas, Ltd., a franchisee. Before organizing Town Center Bank in 2003, Mr. Buchholz was a practicing attorney in North Carolina. Prior to entering the legal field, Mr. Buchholz served as an officer of Southwest Securities Group, Inc. (now SWS Group, Inc.) in Dallas from 1985 to 1995, advancing to President and member of the Board of Directors. He is also a former certified public accountant. Mr. Buchholz is a director of Blue Sky Technologies, Inc., Variview Technology LLC and the Episcopal School of Dallas. He is a member of the Business Honors Program Advisory Council of the University of Texas at Austin. Mr. Buchholz is the son of Mr. Don A. Buchholz.

Brodie L. Cobb (age 48) (3)

Mr. Cobb has served as a director since 1999. He is the founder and Managing Director of San Francisco-based Presidio Financial Partners, LLC, a specialty investment bank focusing on mergers and acquisitions, private financings and wealth management, where he has served from 1997 to present. Mr. Cobb’s previous experience includes serving as a Vice President at Montgomery Securities from 1995 to 1997 and as an Associate at Credit Suisse First Boston LLC from 1992 to 1995.

I.D. Flores III (age 66) (2), (4)

Mr. Flores has served as a director since November 2007. He is co-founder and Partner of Ceres Capital Partners, a private equity firm established in 1995 specializing in corporate acquisitions and investment banking activities. Prior to co-founding Ceres Capital, Mr. Flores was President of KR Companies, an independent energy company; principal financial officer and treasurer of international operations of Dresser Industries, Inc., a manufacturer of equipment for the oil and gas industry; investment banking officer of Eppler, Guerin & Turner, Inc.; and member of the faculty of Harvard Business School. He currently serves on the Board of Directors of Ceres Capital Partners and FGR Food Corporation, the Board of Trustees and the investment committee of Southwestern Medical Foundation, the Advisory Board of Booker T. Washington High School for the Performing and Visual Arts, and he is the immediate past Texas Director of the Harvard Alumni Association.

Larry A. Jobe (age 69) (2), (3)

Mr. Jobe has served on our Board since July 2005. Mr. Jobe, a certified public accountant, is founder and Chairman of the Board of Legal Network Ltd. and founder and President of P 1 Resources, L.L.C., both Dallas, Texas based companies. Mr. Jobe founded Legal Network, Ltd., a company that provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments, in 1993. In 1994, he founded P 1 Resources, L.L.C., which provides engineering and light industrial staffing services to the construction industry. Mr. Jobe was affiliated with Grant Thornton LLP from 1973 to 1991, serving as Managing Partner of the Dallas office from 1973 to 1986 and as Regional Managing Partner of the Southwest Region from 1983 to 1991. From 1969 to 1972, Mr. Jobe served as the United States Assistant Secretary of Commerce for Administration. Mr. Jobe currently serves as Chairman of the Board of Directors of Independent Bank of Texas and as a member of the Board of Directors and audit committee chairman of U.S. Home Systems, Inc., a home remodeling and specialty home improvement company, and Mannatech Incorporated, a global wellness solutions company.

Frederick R. Meyer (age 81) (3), (4)

Mr. Meyer has served as a director since 1991. Mr. Meyer was Chairman of the Board of Aladdin Industries LLC, a diversified company from 1985 to 2004. He also formerly held the position of President and Chief Executive Officer of Aladdin Industries LLC from 1987 to 1994 and again from 1995 to 2004. Mr. Meyer was also President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986. He currently serves on the board and governance committee of Palm Harbor Homes, Inc., a manufactured home builder, and the board and compensation committee of Westwood Holdings Group, Inc., an asset management company.

Dr. Mike Moses (age 57)

Dr. Moses has served as director since March 2006. Dr. Moses serves as Senior Education Advisor for Raise Your Hand Texas, a non-profit educational advocacy organization. From November 2001 to July 2006, he served as Vice Chairman of the Board for Higher Ed Holdings, LLC, which develops education programs for teachers and administrators and is focused on improving teacher training and redesigning high schools throughout the nation. Prior to joining Higher Ed Holdings, LLC, Dr. Moses was affiliated with the Dallas Independent School District, serving as its General Superintendent from January 2001 to August 2004. From 1995 to 1999, Dr. Moses

served as Texas Commissioner of Education, appointed twice by then Texas Governor George W. Bush. In 1999, he joined the Texas Tech University System as Deputy Chancellor where he served until December 2000. Dr. Moses is the Chairman of the Board of Directors for the American College of Education in Chicago, Illinois and serves on the board of Scientific Learning Corporation, a producer of reading and language intervention programs for Pre-K through 12th grade schools.

Joel T. Williams III (age 61)

Mr. Williams, an attorney, has been the President of Bristol Investment Company, Inc., a private investment firm, since 1985. He formerly served as President and CEO of Texas Federal Financial Corporation, a savings and loan holding company, prior to its sale in 1984. A long time advocate and volunteer for Children’s Medical Center, Mr. Williams served as its Chairman from 1993 to 2000, and Chairman of its holding company, Children’s Health Services of Texas, from 2000 to 2003. He currently serves as Chairman Emeritus of Children’s Health Services of Texas and on the Executive Committee of Children’s Medical Center Foundation. He is the founder and has been the President of Passion for Children’s Inc., a not for profit corporation that raises money exclusively for Children’s Medical Center.

(1)	Executive Committee

(2)	Audit Committee

(3)	Compensation Committee

(4)	Nominating/Corporate Governance Committee

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each of the nominees listed above.

PROPOSAL TWO

APPROVE THE AMENDMENT TO THE DEFERRED COMPENSATION PLAN

The Amendment

Our Board approved an amendment to the Deferred Compensation Plan and recommends that stockholders approve the amendment. The Board approved the amendment based on the recommendation of the Compensation Committee. The amendment would increase the number of authorized shares of common stock available for issuance under the Deferred Compensation Plan from 375,000 shares to 675,000 shares. As of June 26, 2009, there were 58,804 shares available for issuance under the Deferred Compensation Plan as “matching contributions.” The company issues between 55,000 to 60,000 shares per year at the current contribution rate and share price. At the current issuance rate, the 58,804 shares of common stock available for issuance will satisfy the matching contributions made under the Deferred Compensation Plan until June 2010. Authorization of an additional 300,000 shares should provide sufficient shares for issuance through December 31, 2014, the termination date of the Deferred Compensation Plan. Under the rules of the New York Stock Exchange, the amendment will not be effective if our stockholders do not approve it.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT. Our Board believes that this proposal is in the best interest of our stockholders and supports this proposal because having shares available for issuance under the Deferred Compensation Plan will (i) provide increased proprietary interest in the company for key executives, and (ii) provide financial incentives and tax deferral features that increase the company’s ability to attract and retain key executives.

A copy of the Amended and Restated Deferred Compensation Plan, as amended, is attached as Appendix A to this proxy statement; the following summary is qualified in its entirety by reference thereto.

Administration. The Deferred Compensation Plan is administered by the Board of Directors, the Compensation Committee or such other committee as the Board appoints (the “Compensation Plan Committee”).

Eligibility. Any employee who is designated by the Compensation Plan Committee, in its sole discretion, as belonging to a “select group of management or highly compensated employees” and who meets such other criteria as determined by the Compensation Plan Committee is eligible to participate in the Deferred Compensation Plan. As of September 25, 2009, there were 147 employees in the class of persons eligible to participate in the Deferred Compensation Plan.

Shares Subject to the Deferred Compensation Plan. The Deferred Compensation Plan authorizes the issuance of up to 375,000 shares of our common stock. As of June 26, 2009, there were 58,804 shares available for issuance. If the amendment is approved, there will be 358,804 shares available for issuance.

Election to Defer. In connection with an employee’s commencement of participation in the Deferred Compensation Plan and prior to each plan year thereafter, the participant must make an irrevocable deferral election for the relevant plan year on forms prescribed by the Compensation Plan Committee. The participant must elect the amount of compensation to defer, the measurement funds in which deferral contributions and company contributions are to be invested, and the scheduled time of the distribution. Participants must elect to defer for a minimum period of at least four years after the end of the plan year to which the election applies. In addition, a participant may make a one time election to postpone a scheduled distribution or an installment distribution in connection with retirement, provided the election to postpone the distribution is made 12 months prior to the scheduled distribution date, the new scheduled distribution date is at least 5 years after the previous scheduled date, and the election is not effective until 12 months after it is made.

Deferral and Matching Contributions. A participant may elect to defer up to 50% of his or her base salary, any bonus and/or any commission payable to such participant, provided that the participant must defer at least

$5,000. For each participant, we may, but are not required to, contribute, as a matching contribution, any amount we desire. If we elect to make a matching contribution on behalf of a participant, we will inform the participant of the amount he or she will receive as a matching contribution. The matching contribution amount may be different for each participant. In addition, we may make additional “company contributions” to selected participants as the Compensation Plan Committee deems appropriate or as is required by any employment agreement or other agreement we may have with a participant.

Investments. A participant may request that all or a portion of any amounts the participant defers pursuant to the Deferred Compensation Plan and any company contributions we may make be invested in measurement funds selected by the Compensation Plan Committee which are based on certain mutual funds. The measurement funds are used for measurement purposes only, and a participant’s election of any measurement funds is not to be construed or considered as an actual investment of his or her account in such investments themselves. All matching contributions and to the extent we decide to follow their investment election, any participant deferrals which the participant elects will be invested in the SWS Group, Inc. Stock Unit Fund, as described in the Deferred Compensation Plan, which is based on shares of our common stock.

Vesting. Matching contributions and company contributions vest over a period of four years. A new vesting schedule applies to each new matching contribution and company contribution credited to a participant’s account. Vesting is accelerated in full upon the death, disability or retirement of the participant. Amounts deferred at the election of the participant are 100% vested at all times.

Payment of Deferred Amounts. Payment of vested deferred amounts for most employees will commence within 60 days of the earliest to occur of:

•	a payment date scheduled by the participant;

•	termination of employment prior to retirement;

•	retirement (upon attaining the age of 65, or 55 with 10 years of service);

•	death or “disability” (as defined in the Deferred Compensation Plan).

In the case of “key employees,” as defined in Section 416(i) of the Internal Revenue Code of 1986, as amended (the “Code”), payment upon retirement or termination of employment will commence within 60 days of the last day of the six-month period immediately following the date on which the participant retires or is terminated. All distributions are to be made in a lump sum, except in the case of retirement benefits, for which participants may elect whether to receive the payment in a lump sum or pursuant to an annual installment method over 10 years. The portion of a participant’s account invested in measurement funds is paid in cash and the portion invested in the SWS Group, Inc. Stock Unit Fund is distributed in shares of our common stock.

If a participant experiences an “unforeseeable financial emergency” (as defined in the Deferred Compensation Plan) which the participant cannot satisfy through other sources, the participant may request that his or her deferral of base salary, bonus and commission be suspended. If the suspension of his or her deferral is not sufficient to satisfy the unforeseeable financial emergency, the participant may request a partial or full pay out of his or her account in order to satisfy the unforeseeable financial emergency. The amount of any such distribution to a participant will be limited to the lesser of the participant’s vested account or the amount necessary to satisfy the unforeseeable financial emergency plus the amount necessary to pay any taxes to which the participant would be subject as a result of the distribution.

Duration. The Deferred Compensation Plan terminates on December 31, 2014, unless otherwise amended or terminated. No deferral elections may be made after the date of termination. Amounts which are then payable or become payable will be paid as scheduled under the provisions of the Deferred Compensation Plan.

Change in Control. In the event of a “change in control” (as defined in the Deferred Compensation Plan), participants will, pursuant to their irrevocable election, receive either a lump sum payment equal to the participant’s account balance, or have his or her balance remain in the Deferred Compensation Plan and subject to its terms and conditions. Such election must be made in connection with the participant’s commencement of participation in the Deferred Compensation Plan. Notwithstanding the foregoing, in the event of a change in control, no distribution otherwise payable under the Deferred Compensation Plan will be paid to a participant who is subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the one year period following the change in control, except as a result of the participant’s death or disability.

Amendment and Termination. We may amend, modify or terminate the Deferred Compensation Plan at any time and in any manner, subject to stockholder approval if required under applicable rules and regulations.

Federal Income Tax Consequences of the Deferred Compensation Plan. The following is a brief and general discussion of the federal income tax rules applicable to the Deferred Compensation Plan and does not discuss state, local or foreign tax consequences. This discussion is based on the Code, applicable Treasury Regulations promulgated thereunder and rulings and decisions now in effect, all of which are subject to change retroactively and prospectively. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Deferred Compensation Plan. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Deferred Compensation Plan.

Section 409A. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A and all material provisions of the Deferred Compensation Plan are intended to be contrued in a manner consistent with Section 409A and any guidance issued thereunder.

Deferrals. Participant deferrals made pursuant to the Deferred Compensation Plan are generally not subject to federal income taxes at the time of deferral. However, such deferred compensation will be includible in the participant’s wages and both the company and the participant must pay FICA and other applicable employment taxes on such amounts at the time of the deferral.

Matching and Company Contributions. Matching contributions and company contributions we make are also generally not subject to federal income taxes at the time they are credited to a participant’s account. However, when the participant vests in the right to receive any portion of the matching contributions and/or company contributions we make, the vested amount will be includible in the participant’s wages for purposes of FICA and other applicable employment taxes. The amount includible in the participant’s wages will be based on the fair market value of the matching contributions and/or company contributions on the applicable vesting date.

Payment of Deferred Amounts. In the year in which the participant’s account (consisting of deferrals, matching contributions, company contributions and any related earnings) is distributed, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the value of any cash distributed plus the fair market value of any shares of our common stock distributed. A participant’s subsequent disposition of shares of our common stock received pursuant to the Deferred Compensation Plan will result in a long term or short term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares, which is equal to the amount of income the participant recognized on the shares at the time of distribution, and based on the length of time the participant held the shares prior to their disposition.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an

“excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. Under Section 162(m) of the Code, we may not deduct compensation of more than $1,000,000 that is paid to an employee of the company who, on the last day of the taxable year, either is our principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. We do not intend for distributions from the Deferred Compensation Plan to meet the requirements of performance-based compensation under Section 162(m) of the Code. If we determine that a distribution is not deductible, then the distribution shall not be paid to the participant until such time as the distribution first becomes deductible.

New Plan Benefits. The amount of benefits payable in the future under the Deferred Compensation Plan is not determinable because such benefits depend upon the amount of compensation each participant elects to defer and the amount of our matching and/or company contributions. The following table sets forth information with respect to the benefits received by the following persons and groups under the Deferred Compensation Plan for our most recently completed fiscal year.

Name	Participant Contributions	Company Contributions
Donald W. Hultgren, Chief Executive Officer	$—	$—
Kenneth R. Hanks, Executive Vice President, Chief Financial Officer and Treasurer	$51,500	$7,725
Daniel R. Leland, Executive Vice President	$—	$—
Richard H. Litton, Executive Vice President	$—	$—
James H. Ross, Executive Vice President	$—	$—
All current executive officers as a group	$207,080	$31,060
All current directors who are not executive officers as a group	$—	$—
All employees, including all current officers who are not executive officers, as a group	$2,321,819	$289,592

Recommendation of the Board

The Board recommends that you vote “FOR” approval of the amendment to the Deferred Compensation Plan.

PROPOSAL THREE

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

Stockholder ratification of the selection of Grant Thornton LLP as the company’s independent auditor is not required by our by-laws or otherwise. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and Board of Directors will reconsider whether or not to retain Grant Thornton. If the selection is ratified, the Board of Directors and its Audit Committee, in their discretion, may direct the selection of a different independent accounting firm at any time during the year if the Board believes this change would be in the best interest of the company and its stockholders.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of Grant Thornton LLP as the company’s independent auditor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

To the extent permitted by the Sarbanes-Oxley Act of 2002, directors and executive officers of the company and their associates, including family members, from time to time may be or may have been indebted to the company or its subsidiaries under lending arrangements offered by those companies to the public. For example, such persons may be or may have been indebted to Southwest Securities or Southwest Securities, FSB (our wholly owned banking subsidiary, the “Bank”), as customers, in connection with margin account loans, revolving lines of credit and other extensions of credit. Such indebtedness is extended in the ordinary course of business, is on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties who are not employees of the company and does not involve a more than normal risk of collectibility or present other unfavorable features. Please refer to the section of this proxy statement titled “Corporate Governance – Director Independence and Related Matters” for additional information regarding certain relationships between our directors and the company.

From time to time and in the ordinary course of its business, the Bank sells participations in loans it generates to other lending institutions or purchases loan participations from such other institutions.

Don A. Buchholz, a director and Chairman of our Board, and Robert A. Buchholz, a director, together with other direct family members, own an aggregate of 64% of Town Center Holdings, Inc., a bank holding company which owns 100% of Town Center Bank, Coppell, Texas. Robert Buchholz serves as Town Center Bank’s Chairman. John Holt, President and Chief Executive Officer of the Bank, owns less than 0.5% of Town Center Holdings.

During fiscal year 2009, our Bank did not buy or sell any loan participations to Town Center Bank. In fiscal year 2009, Town Center Bank held participations, sold by the Bank in previous years, with an outstanding aggregate balance of $3,450,000 at June 30, 2009 on which borrowers paid $246,000 in interest and fees.

The company’s Audit Committee has examined the loan participations bought and sold by our Bank from and to Town Center Bank, together with similar transactions entered into at about the same time with independent third parties. Based upon this examination, the Audit Committee has determined that each such transaction was made in the ordinary course of business, was on substantially the same terms, including interest rate and fees, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not present other unfavorable features to the Bank.

Policies and Procedures with Respect to Related Person Transactions

The Board recognizes that related person transactions can present a heightened risk of conflicts of interest. Our written Related Party Transaction Policy and Procedures may be accessed on the corporate governance page of our website at www.swsgroupinc.com. For purposes of SEC rules as well as our related party policy, a “related person transaction” is any transaction in which the company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. The term “related person” means:

•	any person who is, or at any time since the beginning of the company’s last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•	any person who is known to be the beneficial owner of more than 5% of any class of the company’s voting securities; and

•	any immediate family member of any of the foregoing persons.

The Audit Committee reviews relationships and transactions in which the company and a related person are participants to determine whether such persons have a direct or indirect material interest. The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transaction:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares;

•

any charitable contribution, grant, or endowment by the company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the Compensation Committee; or

•	compensation to directors determined by the Board.

To identify potential related person transactions, under our policy, we request certain information from our directors and executive officers. We then review the information provided for any related person transactions. The Audit Committee reviews and approves or ratifies any related person transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person will be disclosed in the company’s proxy statement. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of September 21, 2009, by each person who is known to us to beneficially own more than 5% of our common stock, each of our directors and named executive officers (“NEOs”), and all of our directors and executive officers as a group. Our NEOs consist of our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) who were serving as executive officers as of June 26, 2009. Unless otherwise indicated, the address of each officer and director is 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

	Shares Beneficially Owned(1), (2)
Name	Number	Percent
Beneficial Owners of More Than 5%:
Barclays Global Fund Advisors(3) 400 Howard Street; San Francisco, CA 94105	2,023,253	7.34%
Wentworth, Hauser & Violich, Inc.(4) 301 Battery Street, Suite 400; San Francisco, CA 94111-3203	1,581,828	5.74%
Keeley Asset Management Corp.(5) 401 South LaSalle Street; Chicago, Illinois 60605	1,421,300	5.15%
GAMCO Asset Management Inc.(6) One Corporate Center; Rye, New York 10580-1435	1,396,100	5.06%

Executive Officers and Directors:
Robert A. Buchholz(7)	1,252,077	4.54%
Brodie L. Cobb(8)	987,962	3.58%
Frederick R. Meyer	183,926	*
Donald W. Hultgren(9)	176,358	*
Don A. Buchholz(10)	175,051	*
Kenneth R. Hanks(11)	105,623	*
Richard H. Litton(12)	65,618	*
James H. Ross	48,903	*
Jon L. Mosle, Jr.	42,993	*
Larry A. Jobe	15,500	*
Dr. R. Jan LeCroy	10,772	*
Dr. Mike Moses	8,860	*
I.D. Flores III	8,000	*
Daniel R. Leland	7,346	*
All directors and executive officers as a group (21 persons)(13)	3,453,840	12.43%

(*)	Denotes less than 1% ownership.

(1)

The rules of the SEC provide that, for purposes of this proxy statement, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares voting or dispositive power, irrespective of the person’s economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and dispositive power over the shares listed, subject to the effects of community property laws.

(2)

Based on 27,574,139 shares outstanding on September 21, 2009. Includes shares issued pursuant to the SWS Group, Inc. 2003 Restricted Stock Plan (the “Restricted Stock Plan”). Shares of common stock subject to stock options that are exercisable within 60 days of September 21, 2009 are deemed beneficially owned by the person holding such options and deemed outstanding for purposes of calculating the percentage of ownership of such person, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(3)

Based on a Schedule 13G filed on February 5, 2009, Barclays Global Fund Advisors and certain of its affiliates beneficially own 2,023,253 shares of our common stock by virtue of (i) 1,271,263 shares beneficially owned by Barclays Global Fund Advisors (reporting sole voting power with respect to 958,783 shares and sole dispositive power with respect to 1,271,263 shares), (ii) 733,288 shares beneficially owned by Barclays Global Investors, NA. (reporting sole voting power with respect to 626,189 shares and sole dispositive power with respect to 733,288 shares) and (iii) 18,702 shares beneficially owned by Barclays Global Investors, Ltd. (reporting sole voting power with respect to 1,135 shares and sole dispositive power with respect to 18,702 shares).

(4)

Based on a Schedule 13G filed on February 17, 2009, Wentworth, Hauser & Violich, Inc. owns 1,581,828 shares of our common stock (reporting sole voting power with respect to 1,581,828 shares and sole dispositive power with respect to 1,581,828 shares).

(5)

Based on a Schedule 13G filed on February 13, 2009, Keeley Asset Management Corp. beneficially owns 1,421,300 shares of our common stock. Keeley Small Cap Value Fund, a series of Keeley Funds, Inc., may also be deemed to beneficially own 1,361,000 such shares, although Keeley Asset Management Corp. reports sole voting power with respect to 1,363,300 shares and sole dispositive power with respect to 1,421,300 shares of common stock.

(6)

Based on a Schedule 13D filed on April 13, 2009, GAMCO Asset Management Inc. and certain affiliates beneficially own 1,396,100 shares of our common stock by virtue of (i) 1,166,400 shares beneficially owned by GAMCO Asset Management Inc.; (ii) 146,200 shares beneficially owned by Gabelli Funds, LLC; (iii) 33,000 shares beneficially owned by Mario J. Gabelli; (iv) 30,000 shares beneficially owned by Teton Advisors, Inc.; (v) 19,000 shares beneficially owned by GAMCO Investors, Inc. and (vi) 1,500 shares beneficially owned by Gabelli Securities, Inc. GAMCO Asset Management Inc. and Gabelli Funds, LLC are wholly-owned subsidiaries of GAMCO Investors, Inc. Gabelli Securities, Inc. is a majority-owned subsidiary of GAMCO Investors, Inc. Teton Advisors, Inc. is a subsidiary of GAMCO Investors, Inc. Mario Gabelli directly or indirectly controls or acts as chief investment officer for the above listed entities. Mario Gabelli is the majority stockholder of GGCP, Inc., the majority stockholder of GAMCO Investors, Inc. GAMCO Investors, Inc. is the sole stockholder of GAMCO Asset Management Inc. GAMCO Investors, Inc. is also the majority stockholder of Gabelli Securities, Inc. and the largest shareholder of Teton Advisors, Inc. Accordingly, GAMCO Investors, Inc. may be deemed to be a beneficial owner of shares of common stock owned of record by GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli Securities, Inc. and Teton Advisors, Inc. Each of the foregoing entities reports to have sole voting and dispositive power over the shares of common stock reported to be beneficially owned by such entity.

(7)	Includes 825,000 shares beneficially owned by Union Hill Holdings, Ltd., a limited partnership of which Mr. Robert A. Buchholz is a controlling partner.

(8)

Includes 972,083 shares beneficially owned by Cobb Partners, a limited partnership of which Mr. Cobb is the managing partner. Cobb Partners is a limited partnership, the partners of which are Brodie L. Cobb and certain members of his family. Brodie L. Cobb is the managing partner of the partnership and has sole voting and investment power with regard to the shares beneficially owned by the partnership.

(9)	Includes 41,758 shares of common stock issuable upon exercise of stock options.

(10)

Excludes 32,042 shares held by Union Hill Investments, a general partnership, the partners of which are Don A. Buchholz, his wife, his adult daughter and Robert A. Buchholz. Pursuant to the terms of the partnership agreement, neither Don A. Buchholz nor his wife has any voting or investment power with regard to the shares beneficially owned by the partnership. Union Hill Holdings, Ltd. is a limited partnership, the partners of which are Don A. Buchholz and his wife, his adult daughter, Robert A. Buchholz and various Buchholz family trusts. A Buchholz family limited liability company is the general partner of Union Hill Holdings, Ltd. Neither Don A. Buchholz nor his wife has any voting or investment power with regard to the shares beneficially owned by the partnership. Don A. Buchholz and his wife own 8.8365% and Robert A. Buchholz owns 2% of Union Hill Holdings, Ltd. The partnership agreement provides that any partner may withdraw from the partnership only upon unanimous agreement of all the partners. The number of shares reported excludes 72,901 shares held by Union Hill Holdings, Ltd. representing the 8.8365% of the total 825,000 shares owned in the name of Union Hill Holdings, Ltd.

(11)	Includes 45,203 shares of common stock issuable upon exercise of stock options.

(12)	Includes 27,488 shares of common stock issuable upon exercise of stock options.

(13)

Includes the information in notes 7-12 above. In addition, includes 168,768 shares of common stock beneficially owned by other executive officers not listed in the above table because such executive officers are not NEOs and 91,140 shares of common stock issuable upon exercise of stock options held by such executive officers within 60 days of September 21, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports covering any changes in ownership with the SEC and the NYSE. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on our review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and persons owning more than 10% of our common stock were complied with, except as follows:

Mr. Don A. Buchholz, a director of the company, reported 7,258 shares given as a gift that occurred on January 14, 2009 on his Form 4 filing with the SEC on March 11, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

As a securities and banking firm, one of our greatest assets is the skill, experience and efforts of our employees. Our long-term success depends on our ability to provide solutions that enable our clients to achieve their financial and business goals. In our industry, employee talents are easily transferred from one employer to another, and there is continual competitive activity to recruit talented individuals with valuable experience.

Our executive officer compensation program is designed to reward and retain talented executive officers while holding them accountable for the performance of the company and, where applicable, the business units they manage by basing elements of their compensation on a combination of company and business unit results. By offering a combination of compensation plans including salary, cash incentive awards and long-term equity based incentive compensation, we seek to achieve the following objectives:

•	to attract, motivate and retain highly qualified executive officers through a competitive total compensation program;

•	to ensure that a substantial portion of executive officer compensation is tied to the achievement of financial and strategic objectives and to the financial results of individual business units; and

•	to maintain an appropriate balance between base salary, cash incentive awards and long-term equity based incentive compensation, with more variable compensation risk at higher salary grades.

Because our industry depends, in large measure, on the successful efforts of commission-earning sales professionals, which commissions have historically been paid in cash, compensation within broker/dealers of comparable size is more heavily weighted to cash than is found in many other industries. The Compensation Committee (the “Committee”) takes these realities into account, and also seeks to align the cash compensation of NEOs with the success of both the individual business unit over which they have managerial authority and the success of the overall company. Our NEOs consist of our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) who were serving as executive officers as of June 26, 2009.

The Committee evaluates both compensation (particularly salary, cash incentive awards and long-term equity based incentive compensation) and performance of our executive officers, measured by return on equity, relative to other companies in a comparator group to ensure that we maintain the ability to attract and retain superior employees in key positions while not getting ahead of the market. The Committee seeks to compensate NEOs at a level that is competitive with similar firms in the brokerage and banking industries and to align NEOs’ incentives with the interests of our stockholders. While the Committee has primary responsibility for compensation across the company, all grants of stock are subject to the final approval of the Board.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our salary, cash incentive awards and long-term equity-based incentive compensation in a manner designed to motivate NEOs to achieve the company’s business goals and to reward the NEOs for achieving those goals. In establishing total annual compensation for the Chief Executive Officer, Chief Financial Officer and the other NEOs, the Committee performs the following reviews:

•

Assessment of Company Performance. The Committee’s primary measure of total company performance is return on stockholders’ equity (“ROE”), measured as net income for the fiscal year divided by retained earnings at the beginning of the fiscal year. The Committee reviews the company’s historical performance, the market cycle, and competitor returns to determine a target ROE for the fiscal year. This target is linked to an assigned multiplier factor which has a direct impact on the amount of cash and equity-based incentive compensation available to the NEOs for the fiscal year.

•

Assessment of Business Unit Performance. Business unit performance has a strong impact on the compensation of NEOs responsible for managing revenue-producing business units. We believe that this portion of annual compensation provides a strong incentive to increase financial performance and enhance returns to stockholders. The company’s primary measure of business unit performance is pre-tax income for the business unit. The Committee also reviews the performance of each revenue-producing business unit as well as each NEO’s role and responsibilities in achieving that performance to determine a preset percentage of pre-tax income for an applicable business unit that can be earned by an NEO as cash incentive compensation. This approach enables us to control costs in individual business units when revenues decline in down markets and to reward executives when revenues are growing in expanding markets.

•

Comparative Analysis. The Committee also compares each component of the NEO’s total compensation against the similar components of compensation reported for a group of financial institutions that either directly compete with us for business and/or talent or are organizations with similar scope, size or other characteristics to SWS Group, Inc. The group is periodically reviewed and updated by the Committee. The companies currently comprising the group are:

• Raymond James Financial, Inc. • Sanders, Morris Harris Group, Inc. • Piper Jaffray Companies • Jefferies Group, Inc. • KBW, Inc.	• Thomas Weisel Partners Group, Inc. • Stifel Financial Corp. • Penson Worldwide, Inc. • Cowen Group, Inc. • Landenburg Thalmann Financial Services, Inc.

The companies that comprise the group in some instances are much larger companies than we are in terms of revenues and have greater resources than we do. The Committee realizes this size disparity and takes the difference into account. The Committee also considers the relative profitability of the group, the market challenges faced and overcome and the general trend lines of their businesses. The Committee does not target a specific percentile within the group, but uses the levels of compensation as a guide in evaluating and setting compensation for our NEOs.

There is no pre-established policy or target for the allocation between either cash incentives or long-term equity based incentive compensation. Rather, the Committee considers information provided by the group analysis as well as its own judgment to determine the appropriate level and mix of each component of the compensation program. Also, the Committee reviews our short- and long-term goals and objectives when considering the right mix of cash and equity compensation.

With respect to our Chief Executive Officer and Chief Financial Officer, total compensation has been set to reward productivity and profitability on a firm-wide basis. While providing a competitive base salary, the cash incentive awards and long-term equity incentive awards for our Chief Executive Officer and Chief Financial Officer are based solely on performance of the company as a whole in order to focus their efforts on creating long-term stockholder value.

Many of our other executive officers, including the NEOs, have roles that blend both management and production responsibilities. In setting their total compensation, the Committee considers not only the general compensation comparative group information but also the opportunities our NEOs would have if they chose to focus entirely on their production abilities. Consequently, one-half of their cash incentive award is based exclusively on the internally measured profitability of the business unit for which the NEO has primary profit and loss responsibility, and the NEO (other than the Chief Executive Officer and Chief Financial Officer) is paid a percentage of that internally measured profitability. The other half of their cash incentive compensation is based on the performance of the company as a whole. These executives are also provided with a competitive base salary.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions affecting the Chief Executive Officer’s compensation. Compensation for all other executive officers, including the NEOs, is determined by the Committee after considering the individual’s role and responsibilities, external market data and recommendations made by the Chief Executive Officer. The Committee also reviews and approves the recommendations from the Chief Executive Officer on equity compensation for all other employees.

The Chief Executive Officer annually reviews the performance of each of the NEOs (excluding himself). The conclusions reached and recommendations based on these reviews are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards with respect to the NEO, or any other employee.

Elements of Compensation

Salaries. The first component of NEO compensation is cash compensation in the form of base salaries. Base salaries are set to be competitive within our industry and our comparator group, with due consideration given to our size and geographic location. The base salary amounts are reviewed annually and may be adjusted based on the individual NEO’s level of responsibility and performance.

The Committee views base salary as a way to provide a non-performance based element of compensation that is certain and predictable. Decisions on NEO compensation are made focusing on all components of total direct compensation while being sensitive to the needs of our NEOs for a certain level of compensation stability. The Committee believes the established base salary levels strike the proper balance between aligning the interest of the NEO as closely as possible with those of the stockholders while avoiding exposing them to undue compensation risk. The Committee’s determination of the appropriate level of base salary paid to NEOs is subjective and not formulaic. Factors that influence the base salary include, but are not limited to:

•	The nature and responsibility of the position;

•	The impact, contribution, expertise and experience of the individual NEO;

•	Competitive market information regarding salaries to the extent they are available and relevant;

•	The importance of retaining the individual along with the competitiveness of the market for the individual NEO’s talent and services; and

•	The recommendations of the Chief Executive Officer (except in the case of his own compensation).

Cash Incentive Awards. The second component of our NEO compensation consists of cash incentive awards based on our fiscal year operating results, measured by ROE, and the individual NEO’s contribution for the year. This methodology creates incentive by linking the overall financial achievements of the company to the achievement of an individual NEO’s goals and objectives.

NEOs controlling individual business lines earn incentive awards based on a combination of the company’s overall ROE and income of the controlled business line(s). Each NEO receives one-half of a pre-determined percentage of internally reported pre-tax income generated by their respective business line. The balance of the cash incentive award is earned based on the assigned multiplier factor for the company’s ROE targets.

This methodology is weighted to provide incentive focused primarily on the success of each individual’s business line and secondarily on the health of the company as a whole. Subject to Committee review and potential adjustment, any cash incentive award is subject to a standard deferral schedule.

Cash incentive plan award calculations for Messrs. Hultgren and Hanks, who are not in charge of any individual business unit, are based on a combination of the company’s overall ROE and consolidated pre-tax income of the company. The executive receives one-half of a pre-determined percentage of consolidated pre-tax income. The balance of the incentive award is based on the assigned multiplier factor for the company’s ROE targets. If the company’s ROE is below 8%, the multiplier is -0- and no cash incentive is paid. At 8%, the ROE Multiplier is 10% and increases arithmetically until reaching an ROE of 12.5% at which point the ROE Multiplier is 100%. Between 12.5% and 15% ROE, the ROE Multiplier remains at 100% and above 15%, the ROE Multiplier again increases arithmetically.

The preliminary cash incentive award produced by the formula above is then subject to the review and discretion of the Committee, which may adjust the incentive award to compensate for unusual events which might otherwise skew the calculation and produce results contrary to the Committee’s compensation policies. The complete ROE Multiplier table appears below:

Cash Incentive Plan ROE Multiplier Table

ROE	Award %	ROE	Award %
8.00%	10%	12.50%	100%
8.50%	20%	15.00%	125%
9.00%	30%	17.50%	150%
9.50%	40%	20.00%	175%
10.00%	75%	25.00%	200%
10.50%	80%	30.00%	225%
11.00%	85%	35.00%	250%
11.50%	90%	40.00%	275%
12.00%	95%	45.00%	300%
		50.00%	325%

In fiscal 2009, the company’s ROE was 7.3%. However, the Committee determined that a $5 million non-cash charge for other than temporary impairment of certain marketable equity securities should be excluded from the ROE computation for compensation purposes. The revised ROE was 8.3%

The company generally pays cash incentive awards to NEOs using the following payment schedule: the first $150,000 is paid in cash, shortly after the end of the fiscal year; 50% of the next $150,000 is paid concurrently, 30% is deferred for 12 months and 20% is deferred for 24 months; and for any amount over $300,000, 34% percent is paid concurrently, 33% is deferred for 12 months, and the remaining 33% is deferred for 24 months. The deferred portion of the cash incentive award does not earn interest and is payable only if the NEO remains employed by the company at the one- and two-year anniversaries of the Committee review and approval (usually in August of each year).

Mr. Hultgren’s incentive award pool was established using a preset percentage of consolidated pre-tax income adjusted for the other than temporary impairment charge of $5 million. The preset percentage was 1.5%. Thereafter, the pool was divided in half with one-half being subject to the ROE Multiplier, the entire award being subject to the discretion of the Committee, and the approved incentive award subject to the standardized deferral process. Subject to the ROE Multiplier, in fiscal 2009, the Committee awarded Mr. Hultgren 100% of his incentive compensation pool of $358,052 bringing his total cash compensation to $808,052. Of Mr. Hultgren’s cash incentive award for 2009, $244,738 was paid in August 2009, $64,157 will be payable in August 2010 (subject to forfeiture), and $49,157 will be payable in August 2011 (subject to forfeiture).

Mr. Hank’s incentive award pool was established using a preset percentage of consolidated pre-tax income adjusted for the other than temporary impairment charge of $5 million. The preset percentage was 1.0%. Thereafter, the pool was divided in half with one-half subject to the ROE Multiplier, the entire award being subject to the discretion of the Committee, and the approved incentive award subject to the standardized deferral process. Subject to the ROE Multiplier, in fiscal 2009, the Committee awarded Mr. Hanks 100% of his incentive compensation pool of $238,701 bringing his total cash compensation to $598,701. Of Mr. Hanks’ cash incentive award for 2009, $194,351 was paid in August 2009, $26,610 will be payable in August 2010 (subject to forfeiture), and $17,740 will be payable in August 2011 (subject to forfeiture).

Mr. Leland’s cash incentive award pool was established using a preset percentage of internally reported pre-tax profits for our Taxable Fixed Income business line. The preset percentage for 2009 was 20%. Thereafter, the available pool was divided in half, with one-half being subject to the ROE Multiplier, the entire award being subject to the discretion of the Committee, and the approved incentive award subject to the standardized deferral process. Subject to the ROE Multiplier, in fiscal 2009, the Committee awarded Mr. Leland 100% of his incentive compensation pool of $3,636,264, bringing his total cash compensation to $3,861,264. Of Mr. Leland’s cash incentive award for 2009, $1,359,330 was paid in August 2009, $1,145,967 will be payable in August 2010 (subject to forfeiture), and $1,130,967 will be payable in August 2011 (subject to forfeiture).

Mr. Litton’s available pool was established using a preset percentage of internally reported pre-tax profits for both our Public Finance and Municipal Distribution business lines. The preset percentage for 2009 was 15%. Thereafter, the available pool was divided in half, with one-half being subject to the ROE Multiplier, the entire award being subject to the discretion of the Committee, and the approved incentive award subject to the standardized deferral process. Subject to the ROE Multiplier, in fiscal 2009, the Committee awarded Mr. Litton 100% of his incentive compensation pool of $898,841 bringing his total cash compensation to $1,123,841. Of Mr. Litton’s cash incentive award for 2009, $428,606 was paid in August 2009, $242,618 will be payable in August 2010 (subject to forfeiture), and $227,617 will be payable in August 2011 (subject to forfeiture).

For fiscal 2008, Mr. Ross’ available pool was established using a preset percentage of internally reported pre-tax profits for brokerage business lines. The preset percentage for 2009 was 2%. Thereafter, the available pool was divided in half, with one-half being subject to the ROE Multiplier, the entire award being subject to the discretion of the Committee, and the approved incentive award subject to the standardized deferral process. Subject to the ROE Multiplier, in fiscal 2009, the Committee awarded Mr. Ross 100% of his incentive compensation pool of $490,132 bringing his total cash compensation to $840,132. Of Mr. Ross’ cash incentive award for 2009, $289,645 was paid in August 2009, $107,744 will be payable in August 2010 (subject to forfeiture), and $92,743 will be payable in August 2011 (subject to forfeiture).

Deferred Compensation Plan. Working in tandem with our cash incentive program is our Deferred Compensation Plan. The plan was created in order to increase retention of executive officers and senior management, as well as to increase stock ownership among participants in the plan. The plan allows participants to defer up to 50% of each cash incentive award and to invest such amounts in various investment alternatives, including our common stock. We match 15% up to $15,000 of the deferrals made by participants through matching contributions that vest ratably over four years. The Committee believes that programs such as the Deferred Compensation Plan will further align the NEOs’ long-term financial and strategic interests with those of our stockholders.

Long-Term Incentive Compensation. The fourth component of our NEO compensation program is long-term incentive compensation. Long-term incentive compensation is comprised of the following components:

•

Profit Sharing/401(k) Plan. We have a defined contribution Profit Sharing/401(k) Plan to provide certain retirement benefits. This plan covers substantially all of our employees, including NEOs. Amounts contributed by employees are based on gross compensation, subject to IRS Code limitations. The company makes profit sharing contributions in cash to employee accounts dependent on our profits, which vest over six years. We also provide 401(k) matching contributions of up to 4% of eligible compensation, which vest immediately.

•

Restricted Stock Plan. Shortly after the beginning of the fiscal year, the Committee establishes ROE performance goals for the upcoming fiscal year, which must be satisfied before any awards may be granted to NEOs under the Restricted Stock Plan, which was established in 2003. The ROE goal is linked to a multiplier factor that is applied to the NEO’s base salary to compute the dollar amount of a restricted stock award, which is then divided by the company’s closing price on the date of the award. Notwithstanding the non-satisfaction of such performance goals, the Board may, in its discretion, make awards of restricted stock under the Restricted Stock Plan. The following table reflects the ROE Multiplier used to determine restricted stock awards in fiscal 2009:

NEO Restricted Stock ROE Multiplier Table

ROE	% of Salary	ROE	% of Salary
3.00%	5%	12.00%	20%
5.00%	10%	12.50%	25%
8.00%	15%	15.00%	30%
8.50%	15%	17.50%	35%
9.00%	15%	20.00%	40%
9.50%	15%	25.00%	45%
8.00%	15%	30.00%	50%
8.50%	15%	35.00%	55%
10.00%	20%	40.00%	60%
10.50%	20%	45.00%	65%
11.00%	20%	50.00%	70%
11.50%	20%

Annual awards granted generally vest ratably over a three year period, with the exception of Board members, whose restricted stock grants vest one year after the grant date. This component of annual compensation helps us retain our NEOs because at the Board’s discretion it is subject to forfeiture if an NEO leaves the company prior to vesting for any other reason than retirement. Consequently, because a sizeable portion of each NEOs restricted stock grant is not vested in the year it is earned, the cost of leaving the company can be significant to the NEO. This also has the benefit of creating NEO wealth concentrated in our stock, which intensifies their focus on the long-term performance of the company and ensures alignment with our stockholders. Finally, these awards contain restrictive covenants against post-termination competition, use of confidential information and solicitation of employees.

The Restricted Stock Plan allows for the payment of dividends on unvested shares. During fiscal 2009, the following amounts were paid to our NEOs and directors for dividends on unvested shares of restricted stock:

Name	Dividends Paid on Unvested Restricted Shares
Donald W. Hultgren	$16,068
Kenneth R. Hanks	3,134
Daniel R. Leland	1,679
Richard Litton	1,959
James H. Ross	2,865
Robert A. Buchholz	720
Brodie Cobb	720
I.D. Flores III	900
Larry Jobe	720
Dr. R. Jan LeCroy	720
Fred Meyer	720
Dr. Mike Moses	720
Jon Mosle	720

•

Stock Option Plans. Since the adoption of the Restricted Stock Plan in 2003, the company has not granted any additional stock options. Previously, stock options were granted under the SWS Group, Inc. Stock Option Plan, which terminated February 1, 2006 (the “1996 Stock Option Plan”) and the SWS Group, Inc. 1997 Stock Option Plan, which terminated August 19, 2007 (the “1997 Stock Option Plan”). Outstanding options, which usually have terms of ten years, may be exercised in accordance with their terms until they expire. All of the NEOs (except Mr. Leland and Mr. Ross) hold options that were granted in 2002 and earlier. See the “Outstanding Equity Awards at June 26, 2009” table below.

The Committee believes that the components of our long-term incentive compensation provide an incentive to achieve our long-term strategic goals by aligning the financial interests of the NEO with those of our stockholders.

Fluctuation from Fiscal 2008 to Fiscal 2009

Mr. Hultgren’s total compensation as shown in the Summary Compensation Table decreased by 6.1% from fiscal 2008 to fiscal 2009. The decrease from fiscal 2008 to fiscal 2009 is due primarily to a decrease in Mr. Hultgren’s cash incentive award from 2008 to 2009. Mr. Hultgren’s cash incentive award decreased due to the reduction in the company’s earnings and ROE from fiscal 2008 to fiscal 2009. As such, the ROE multiplier decreased from 98.75% in fiscal 2008 to less than 8% in fiscal 2009. The Committee believed that Mr. Hultgren performed his duties commendably in comparison with our competitors and led the company to an overall positive result in fiscal 2009 despite a challenging economic landscape and, at its discretion, chose to use a base ROE Multiplier of 10%, even with an ROE of less than 8%, prior to adjustment of the other than temporary impairment. To offset this decrease in the cash incentive award, there was an $11,244 increase in the compensation expense recognized on unvested shares from various grants. In fiscal 2009, other compensation included 401(k) matching and profit sharing. There was no profit sharing in fiscal 2008 and the matching amount increased from $9,200 in fiscal 2008 to $9,800 in fiscal 2009.

Mr. Hanks’ total compensation as shown in the Summary Compensation Table decreased $33,000 from fiscal 2008 to fiscal 2009. The decrease is due to a decrease of $46,000 in Mr. Hanks’ cash incentive award offset by an increase in stock awards of $9,000 and other compensation of $4,000. The decrease in Mr. Hanks’ cash incentive award was due to the reduction in the company’s earnings and ROE from fiscal 2008 to fiscal 2009. As described above, the company’s ROE was less than 8%, however, the Committee, in its discretion, chose to use a base ROE Multiplier of 10%. Because Mr. Hanks received an ROE Multiplier of 79% in fiscal 2008, his cash incentive award decreased in fiscal 2009 as compared to fiscal 2008. The increase in the stock award was due to an increase in the compensation expense recognized on unvested shares from various grants. Other compensation increased due to $1,150 paid to Mr. Hanks for profit sharing that was not paid in fiscal 2008, an increase in the 401(k) match of $600, and an increase in his deferred compensation match of $2,103.

Mr. Leland’s total compensation as shown in the Summary Compensation Table increased $2,784,000 from fiscal 2008 to fiscal 2009. The increase is due primarily to an increase of $2,766,000 in Mr. Leland’s cash incentive award for fiscal 2009. Mr. Leland’s cash incentive award was based on the pre-tax profits reported for our Taxable Fixed Income business line. The pre-tax profit in the Taxable Fixed Income business line increase 312% from fiscal 2008 to fiscal 2009, thus allowing for the increase in Mr. Leland’s fiscal 2009 cash compensation. The remaining $17,000 increase came from an increase in compensation expense recognized on unvested shares from various grants, the increase in the 401(k) match and the $1,150 received from profit sharing that was not received in the prior year.

Mr. Litton’s total compensation as shown in the Summary Compensation Table decreased $385,000 from fiscal 2008 to fiscal 2009. The decrease is due primarily to a decrease of $393,000 in Mr. Litton’s cash incentive award for fiscal 2009 offset by an increase in stock awards of $5,700 and other compensation of $1,800. Mr. Litton’s cash incentive award was based on the pre-tax profits reported for both our Public Finance and Municipal Distribution business lines. Together, our Public Finance and Municipal Distribution business lines had an increase in pre-tax profit of 12% from fiscal 2008 to fiscal 2009. This increase in pre-tax profits did not completely offset the decrease in the ROE Multiplier from 79% to 10%, thus resulting in the decrease in Mr. Litton’s fiscal 2009 cash incentive compensation. The increase in the stock award was due to the increase in the compensation expense recognized on unvested shares from various grants. The increase in other compensation was due to an increase in the 410(k) match and the $1,150 received for profit sharing that was not received in the prior year.

Mr. Ross’s total compensation as shown in the Summary Compensation Table decreased $93,000 from fiscal 2008 to fiscal 2009. The decrease is due primarily to a decrease of $110,000 in Mr. Ross’s cash incentive award for fiscal 2009 offset by an increase in stock awards of $15,000 and other compensation of $1,800. In fiscal 2009, Mr. Ross’s incentive cash award was based on the pre-tax profits reported for our brokerage business lines. In fiscal 2008, his incentive cash award was based on pre-tax profits for our Retail business line. Though there was a difference in how his cash incentive award was calculated, the decrease can be attributed, primarily, to the decrease in the ROE Multiplier from 79% to 10%. The increase in the stock award was due to an increase in the compensation expense recognized on unvested shares from various grants. The increase in other compensation was due to the increase in the 410(k) match and the $1,150 received for profit sharing that was not received in the prior year.

Fluctuation from Fiscal 2007 to Fiscal 2008

Mr. Hultgren’s total compensation increased by 1% from fiscal 2007 to fiscal 2008. The slight increase from fiscal 2007 to fiscal 2008 is due to an increase in stock awards of $24,000 offset by a decrease in his cash award of $5,600 and other compensation of $4,200. Other compensation includes 401(k) matching and profit sharing. The increase in the stock award was due to the increase in the compensation expense recognized on unvested shares from various grants. The decrease in Mr. Hultgren’s cash award was due to the company not reaching an ROE of 12% that was achieved in the previous year and for which Mr. Hultgren received 100% of his salary. The company achieved an ROE of 10.4% in fiscal 2008, which would have resulted in a payment to Mr. Hultgren of 93.75% of his salary. The Committee believed that Mr. Hultgren performed his duties commendably in comparison with our competitors and led the company to an overall positive result in fiscal 2008 despite a challenging economic landscape and, at their discretion, chose to use a base ROE Multiplier of 79% and award Mr. Hultgren 98.75% of his compensation as his cash incentive award for fiscal 2008. Other compensation decreased as the company did not pay a profit sharing contribution in fiscal 2008.

Mr. Hanks’ total compensation decreased $57,000 from fiscal 2007 to fiscal 2008. The slight decrease is due to a decrease in Mr. Hanks’ cash award of $76,000 offset by an increase in stock awards of $21,000. The increase in the stock award was due to the increase in the compensation expense recognized on unvested shares from various grants. The decrease in Mr. Hanks’ cash award was due to the company not reaching an ROE of 12% that was achieved in the previous year and for which Mr. Hanks’ received 100% of his salary. The company achieved an ROE of 10.4% in fiscal 2008 which would have resulted in a payment to Mr. Hanks of 75% of his salary. The Committee believed that Mr. Hank’s performed his duties commendably in comparison with our competitors and led the company to an overall positive result in fiscal 2008 despite a challenging economic landscape and, at their discretion, chose to give Mr. Hanks 79% of his compensation as his cash incentive award for fiscal 2008.

Mr. Leland’s total compensation increased $685,000 from fiscal 2007 to fiscal 2008. The increase is due primarily to the increase in Mr. Leland’s cash incentive award for fiscal 2008. For most of fiscal 2007, Mr. Leland was not an executive vice president of the company. Mr. Leland was elected to the position in May 2007. His cash incentive was not based on the criteria used in fiscal 2008 and was subject to a smaller pool for his award. In fiscal 2008, Mr. Leland’s incentive cash award was based on the pre-tax profits reported for our Taxable Fixed Income business line.

Mr. Litton’s total compensation increased $595,000 from fiscal 2007 to fiscal 2008. The increase is due primarily to the increase in Mr. Litton’s cash incentive award for fiscal 2008. In fiscals 2007 and 2008, Mr. Litton’s incentive cash award was based on the pre-tax profits reported for both our Public Finance and Municipal Distribution business lines. Together, our Public Finance and Municipal Distribution business lines had an increase in pre-tax profit of 118% from fiscal 2007 to fiscal 2008, thus allowing for the increase in Mr. Litton’s fiscal 2008 cash compensation.

Mr. Ross’s total compensation increased $59,000 from fiscal 2007 to fiscal 2008. The increase is primarily due to the increase in Mr. Ross’ cash incentive award for fiscal 2008. In fiscal years 2007 and 2008, Mr. Ross’ incentive cash award was based on the pre-tax profits reported for the Retail business line. The Retail business line had an increase in pre-tax profits of 15% from fiscal 2007 and fiscal 2008, allowing for the increase in Mr. Ross’ fiscal 2008 cash incentive compensation.

Chief Executive Officer’s Compensation

In keeping with our general compensation philosophy, our Chief Executive Officer’s base salary was established to place emphasis on incentive compensation while remaining competitive with others in our industry. The Committee reviewed measures of individual performance to determine the cash incentive award portion of his annual compensation. Our Chief Executive Officer is subject to the same profit sharing plan as the other executive officers and employees. In determining Mr. Hultgren’s compensation, the Committee considered Mr. Hultgren’s performance, his compensation history and other subjective factors in light of our financial results over the last completed fiscal year. The Committee believes that the total compensation package is commensurate with the compensation paid to the chief executive officers of corporations in similar lines of business after adjustment to compensate for differences in the size, business mix and geographic area of the companies reviewed.

Employment Agreements

Historically, we have not entered into employment agreements with our executive officers. However, the Committee will enter into an employment agreement where the Committee determines that an employment agreement is necessary and appropriate to attract an executive based on company needs and/or it determines that an employment agreement is desirable for the company to obtain a measure of assurance as to the executive’s continued employment.

We do not have employment agreements or any agreements to provide severance protection to any NEO. All of the long-term compensation plans provide for payment or vesting due to scenarios such as a change of control of the company. Accordingly, if the Chief Executive Officer or any NEO terminates his or her employment for any reason and there has not been a change of control of the company, any severance payments or other benefits would be at the discretion of the Committee.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct the cost of certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in the proxy statements of public companies. This limitation resulted in a lost deduction of approximately $522,000 in our 2008 return filed in September 2009. However, the Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. Accordingly, the Compensation Committee may continue to authorize payments that may not be fully deductible if the Compensation Committee believes it is in the company’s best interest to do so.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, the members of the Compensation Committee were Messrs. Meyer, Cobb and Jobe. None of the members was at any time during fiscal 2009, or at any other time, an officer or employee of the company. During fiscal 2009, none of our executive officers served as a member of the compensation or similar committee or as a member of the board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors. Please refer to the section of the proxy statement titled “Corporate Governance – Director Independence and Related Matters” for information regarding certain relationships between members of our Compensation Committee and the company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning all equity compensation plans approved by our stockholders and all equity compensation plans not approved by our stockholders as of June 26, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	709,029	(1)	$12.50	(2)	585,146	(3)
Equity compensation plans not approved by stockholders	2,230	(4)	$17.23		—

	711,259		$12.52		585,146

(1)

Amount represents 522,158 shares issuable upon the exercise of options granted under the 1996 Stock Option Plan and 186,871 stock units credited to participants’ accounts under the Deferred Compensation Plan (see description above in “Compensation Discussion and Analysis”).

(2)	Calculation of weighted-average exercise price does not include stock units credited to participants’ accounts under the Deferred Compensation Plan.

(3)

Amount represents 58,804 shares available for future issuance under the Deferred Compensation Plan and 526,342 shares available for future issuance under the Restricted Stock Plan. The 1996 Stock Option Plan expired on February 1, 2006. Thus there are no longer any shares available for issuance. All options outstanding under the 1996 Stock Option Plan may still be exercised in accordance with their terms until they expire.

(4)

Amount represents shares available for issuance upon the exercise of stock options granted under the 1997 Stock Option Plan. The 1997 Stock Option Plan expired August 19, 2007. Thus there are no longer any shares available for issuance. All options outstanding under the 1997 Stock Option Plan may still be exercised in accordance with their terms until they expire.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Frederick R. Meyer, Chairman

Brodie L. Cobb

Larry A. Jobe

EXECUTIVE COMPENSATION

Annual and Long-Term Compensation

The following table sets forth information concerning compensation earned by our NEOs during the fiscal years ended June 26, 2009, June 27, 2008 and June 29, 2007:

Fiscal Year 2009, 2008 and 2007 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended the Last Friday of June	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total Compensation ($)
Donald W. Hultgren	2009	$450,000	$305,144	$358,052	$10,950	$1,124,146
Chief Executive Officer	2008	450,000	293,900	444,375	9,200	1,197,475
	2007	450,000	269,528	450,000	13,400	1,182,928

Kenneth R. Hanks	2009	$360,000	$76,996	$238,701	$18,675	$694,372
Executive Vice President, Chief Financial Officer and Treasurer	2008	360,000	68,002	284,400	14,822	727,224
	2007	360,000	47,129	360,000	16,970	784,099

Daniel R. Leland	2009	$225,000	$33,383	$3,636,264	$10,950	$3,905,597
Executive Vice President	2008	225,000	17,756	869,919	9,200	1,121,875
	2007	225,000	3,339	200,000	9,000	437,339

Richard H. Litton	2009	$225,000	$48,125	$898,841	$10,950	$1,182,916
Executive Vice President	2008	225,000	42,451	1,291,759	9,200	1,568,410
	2007	225,000	27,193	707,857	13,400	973,450

James H. Ross	2009	$350,000	$65,487	$490,132	$10,950	$916,569
Executive Vice President	2008	350,000	50,839	599,808	9,200	1,009,847
	2007	350,000	25,420	562,037	13,400	950,857

(1)

Amounts shown do not reflect compensation actually received by the NEO. Rather, amounts shown reflect the compensation expense recorded in the company’s financial statements as of June 26, 2009 for all restricted stock grants of the NEO as calculated in accordance with FAS 123R. See discussion in Footnote 1(q), Stock-Based Compensation, and Footnote 17, Employee Benefits-Restricted Stock Plan, of our audited financial statements, which are included in our 2009 annual report accompanying this proxy statement. The table below summarizes information about the grants of restricted stock made on August 24, 2009 in accordance with our long-term incentive compensation goals as outlined above. In addition to his annual restricted stock grant made under the terms of the long-term incentive compensation provisions as discussed in the “Compensation Discussion and Analysis-Long-term Incentive Compensation – Restricted Stock Plan”, Mr. Ross was granted an additional 20,000 shares. These values are based on the last reported sales price of our common stock on the NYSE on August 24, 2009, which was $14.78 per share.

	Restricted Stock Plan
Name	Dollar Value ($)	Number of Shares to be Granted
Donald W. Hultgren	$67,500	4,567
Kenneth R. Hanks	54,000	3,654
Daniel R. Leland	33,750	2,283
Richard H. Litton	33,750	2,283
James R. Ross	348,100	23,552

(2)

In accordance with the deferral policy discussed in “Compensation Discussion and Analysis – Elements of Compensation,” payouts of incentive cash awards for each NEO earned in fiscal years 2007, 2008 and 2009 are as follows:

Name	Payout in Fiscal Year	Cash Incentive Award in Fiscal Year			Total
		2007	2008	2009
Donald W. Hultgren	2009	$79,500	$92,644	$244,738	$416,882
	2010		$77,643	$64,157	$141,800
	2011			$49,157	$49,157

				$358,052

Kenneth R. Hanks	2009	$49,800	$40,320	$194,351	$284,471
	2010		$26,880	$26,610	$53,490
	2011			$17,740	$17,740

				$238,701

Daniel R. Leland	2009	$—	$233,073	$1,359,330	$1,592,403
	2010		$218,074	$1,145,967	$1,364,041
	2011			$1,130,967	$1,130,967

				$3,636,264

Richard H. Litton	2009	$164,592	$372,281	$428,606	$965,479
	2010		$357,280	$242,618	$599,898
	2011			$227,617	$227,617

				$898,841

James H. Ross	2009	$116,472	$143,937	$289,645	$550,054
	2010		$128,937	$107,744	$236,681
	2011			$92,743	$92,743

				$490,132

The 2009 payout was paid in August 2009. The 2010 and 2011 payouts of the cash incentive awards do not earn interest and are payable only if the executive remains employed by the company at the one- and two- year anniversaries of the Compensation Committee review and approval of such awards.

(3)

This amount represents employer matching contributions under our 401(k) Plan, company paid profit sharing contributions and company paid deferred compensation match, as detailed in the table below. The amount of perquisites and personal benefits did not exceed $10,000 to any NEO.

Name	401(k) Match	Deferred Compensation Match	Profit Sharing Plan Contribution	Total
Donald W. Hultgren	$9,800	$—	$1,150	$10,950
Kenneth R. Hanks	$9,800	$7,725	$1,150	$18,675
Daniel R. Leland	$9,800	$—	$1,150	$10,950
Richard H. Litton	$9,800	$—	$1,150	$10,950
James H. Ross	$9,800	$—	$1,150	$10,950

Grants of Plan-Based Awards in Fiscal Year 2009

The following table summarizes all grants of plan-based awards made to our NEOs in fiscal 2009.

Fiscal Year 2009 Grants of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(1), (2)
Donald W. Hultgren	8/25/2008	—		5,099	$90,000
	—	$358,052	(3)	—	—
Kenneth R. Hanks	8/25/2008	—		4,079	$72,000
	—	$238,701	(4)	—	—
Daniel R. Leland	8/25/2008	—		2,550	$45,000
	—	$3,636,264	(5)	—	—
Richard H. Litton	8/25/2008	—		2,550	$45,000
	—	$898,841	(6)	—	—
James H. Ross	8/25/2008			2,966	$70,000
	—	$490,132	(7)	—	—

(1)

The amounts shown reflect restricted shares granted under the Restricted Stock Plan. The shares vest ratably over a three year period. The grant date fair value is based on the closing price of $17.65 for the 8/25/08 grant.

(2)

The amounts shown do not reflect compensation actually received by the NEOs. Rather, amounts shown reflect amounts recorded in the company’s financial statements as of June 26, 2009 for all restricted stock grants to the NEOs as calculated in accordance with FAS 123R. See discussion in Footnote 1(q) Stock-Based Compensation and Footnote 17 Employee Benefits-Restricted Stock Plan of our audited financial statements, which are included in our 2009 annual report accompanying this proxy statement.

(3)

The amount shown represents the amount earned by Mr. Hultgren as cash incentive compensation during fiscal 2009. $244,738 was paid in August 2009 with the remaining $113,314 subject to deferral under the following terms (the “standard deferral”): a) the first $150,000 is paid in cash; b) 50% of any incentive plan award earned between $150,000 and $300,000 is also paid in cash concurrently, while 30% is deferred for 12 months and 20% is deferred for 24 months; c) for any non-equity incentive plan award amount over $300,000, 34% percent is paid in cash concurrently, 33% is deferred for 12 months and the remaining 33% is deferred for 24 months.

(4)

The amount shown represents the amount earned by Mr. Hanks as cash incentive compensation during fiscal 2009. $194,351 was paid in August 2009 with the remaining $44,350 subject to the standard deferral.

(5)

The amount shown represents the amount earned by Mr. Leland cash incentive compensation during fiscal 2009. $100,000 was paid in May 2009 and $1,259,330 was paid in August 2009 with the remaining $2,276,934 subject to the standard deferral.

(6)

The amount shown represents the amount earned by Mr. Litton as cash incentive compensation during fiscal 2009. $428,606 was paid in August 2009 with the remaining $470,235 subject to the standard deferral.

(7)

The amount shown represents the amount earned by Mr. Ross as cash incentive compensation during fiscal 2009. $150,000 was paid in 24 equal installments of $6,250 in fiscal 2009 and $139,645 was paid in August 2009 with the remaining $200,487 subject to the standard deferral.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all outstanding equity awards held by our NEOs as of June 26, 2009:

Outstanding Equity Awards At June 26, 2009

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have not Vested (#)(2)		Market Value of Shares of Stock that Have not Vested ($)(3)
Donald W. Hultgren	2,230	(4)	$17.23	2/22/10	—		—
	2,028	(5)	$15.59	8/24/10	—		—
	37,500	(5)	$8.95	8/22/12	—		—
	—		—	—	30,000	(6)	$405,900
	—		—	—	1,815	(7)	$24,557
	—		—	—	3,968	(8)	$53,687
	—		—	—	5,099	(9)	$68,990

Kenneth R. Hanks	10,039	(5)	$17.37	8/24/09	—		—
	10,141	(5)	$15.59	8/24/10	—		—
	11,062	(5)	$10.30	9/10/11	—		—
	24,000	(5)	$8.95	8/22/12	—		—
	—		—	—	1,452	(7)	$19,646
	—		—	—	3,174	(8)	$42,944
	—		—	—	4,079	(9)	$55,189

Daniel R. Leland	—		—	—	129	(7)	$1,745
	—		—	—	1,984	(8)	$26,843
	—		—	—	2,550	(9)	$34,502

Richard H. Litton	8,923	(5)	$17.37	8/24/09	—		—
	8,113	(5)	$15.59	8/24/10	—		—
	7,375	(5)	$10.30	9/10/11	—		—
	12,000	(5)	$8.95	8/22/12	—		—
	—		—	—	907	(7)	$12,272
	—		—	—	1,984	(8)	$26,843
	—		—	—	2,550	(9)	$34,502

James H. Ross	—		—	—	907	(7)	$12,272
	—		—	—	3,086	(8)	$41,753
	—		—	—	3,966	(9)	$53,660

(1)	All amounts are 100% vested at June 26, 2009.

(2)	Issued pursuant to the Restricted Stock Plan.

(3)	Amount is based on a closing price of our common stock at June 26, 2009 of $13.53.

(4)	Issued pursuant to the 1997 Stock Option Plan.

(5)	Issued pursuant to the 1996 Stock Option Plan.

(6)	One-half of the shares vest on each of November 29, 2009 and 2010.

(7)	Shares completely vested on August 25, 2009.

(8)	One-half of the shares vest on each of August 24, 2009 and 2010.

(9)	One-third of the shares vest on each of August 25, 2009, 2010 and 2011.

Option Exercises and Stock Vested

The following table summarizes all options exercised and shares vested by our NEOs for the year ended June 26, 2009.

Option Exercises and Stock Vested in Fiscal Year 2009

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Donald W. Hultgren	20,825	$319,871
Kenneth R. Hanks	4,661	$83,055
Daniel R. Leland	1,121	$20,036
Richard H. Litton	2,913	$73,617
James H. Ross	3,465	$61,779

(1)	The amount shown is based on the average of the high and low of the company’s common stock on the vesting dates.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table summarizes contributions to and withdrawals from our Deferred Compensation Plan for our NEOs for the fiscal year ended June 26, 2009.

Nonqualified Deferred Compensation in Fiscal Year 2009

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kenneth R. Hanks	$51,500	$7,725	$(36,880)	$—	$111,412	(2)

(1)	Registrant contributions are included as compensation in the “Non-Equity Incentive Plan” column of the “Summary Compensation Table.”

(2)	$104,227 is vested at June 26, 2009. The aggregate balance includes $74,280 that was reported as compensation in prior years.

The material terms of the Deferred Compensation Plan are described under “Compensation Discussion and Analysis-Elements of Compensation.”

Change of Control, Severance Agreements

We do not currently have any separate change of control or severance agreements with any NEO. However, under certain of our compensation plans, there are provisions for change of control or terminations of the NEO.

Under the Deferred Compensation Plan, upon termination of the NEO’s employment, the vested account balance of the deferred compensation will be paid as a termination benefit. Upon a defined change of control, the NEO may receive a change of control benefit equal to the NEO’s vested account balance or have the account balance remain subject to the terms and conditions of the plan, depending on the election of the NEO at the time the NEO began participating in the plan. The payment of this benefit will not result in additional compensation expense to the company.

Under the Deferred Compensation Plan, a change of control is generally defined as: (1) Any consolidation, merger or share exchange of the company in which the company is not the continuing or surviving corporation; (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the company; (3) the stockholders of the company approve any plan or proposal for the liquidation or dissolution of the company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (A) at the date of the plan were directors or (B) become directors after the date of the plan and whose election or nomination for election by the company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of the plan or whose election or nomination for election was previously so approved; or (5) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% of the voting power of the company’s outstanding voting securities.

Under the Restricted Stock Plan, termination of an employee’s service under the plan (including, but not limited to, voluntary resignation or termination with or without cause) before the restricted shares become vested will result in those non-vested shares being forfeited. However, in the event of a change of control, as defined by the plan, or the death of an NEO (if set forth in the applicable award agreement), all outstanding awards will automatically vest.

Under the Restricted Stock Plan, a change of control is generally defined as: (1) any consolidation, merger or share exchange of the company in which the company is not the continuing or surviving corporation; (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the company; (3) the stockholders of the company approve any plan or proposal for the liquidation or dissolution of the company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (A) were directors on November 12, 2003 or (B) become directors after such date and whose election or nomination for election by the company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at such date or whose election or nomination for election was previously so approved; (5) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% of the voting power of the company’s outstanding voting securities; or (6) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the company to a case under Chapter 7.

The table below represents the number of shares and the market value of those shares that would have vested had a change in control occurred as of June 26, 2009 using the closing market price of our common stock on the NYSE on June 26, 2009, or $13.53 per share:

Name	Number of Shares of Stock that Vest upon Change in Control (#)	Market Value of Shares of Stock that Vest upon Change in Control ($)
Donald W. Hultgren	40,882	$553,134
Kenneth R. Hanks	8,705	$117,779
Daniel R. Leland	4,663	$63,090
Richard H. Litton	5,441	$73,617
James R. Ross	7,959	$107,685

Compensation of Non-Employee Directors

Members of the Board who are non-employee directors, other than the Chairman of the Board, receive an annual retainer of $20,000 paid on a quarterly basis, $1,000 for attendance at each regular quarterly Board meeting and $500 for attendance at each special Board meeting and committee meeting. The Audit Committee Chairman receives $1,000 per committee meeting and other committee chairmen receive $750 per committee meeting. The Chairman of the Board receives a salary of $141,000 annually paid on a bimonthly basis. We also reimburse directors for expenses relating to attendance at meetings.

On August 25, 2009, we awarded each of Messrs. Robert A. Buchholz, Cobb, Flores, Jobe, LeCroy, Meyer, Moses and Mosle 2,000 shares of restricted stock under the Restricted Stock Plan. The restricted shares vest on the one-year anniversary of the grant.

Phantom Stock Plan. The Phantom Stock Plan was adopted by the Board of Directors and approved by the company’s stockholders in 1996. The purpose of the plan is to provide non-employee directors with a “phantom stock interest” in the company through the granting of stock equivalent units. The plan, which is no longer open to additional participation, permitted each non-employee director to receive director’s fees in the form of stock equivalent units. The number of units was determined by dividing the dollar amount of the fees that would otherwise be paid by the company’s common stock price on the date that such fees would have been paid.

The stock equivalent units may be “cashed” out by the non-employee directors upon termination of service on the Board based on the closing price of the company’s common stock on such date or upon a change in control of the company, defined as the sale by the company of all or substantially all of its assets or the consolidation or merger of the company with an entity as a result of which transaction the company is not the surviving entity, based on the highest price received by holders of the common stock in connection with the change in control.

There is only one participant, Mr. Mosle, in the Phantom Stock Plan. He elected to receive stock equivalent units for his director fees earned in fiscal 1997, 1998 and 1999. At June 26, 2009, Mr. Mosle had 3,024 equivalent units valued at $40,921, based on the closing price of our common stock on the NYSE on such date.

Director Compensation in Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total Compensation ($)
Don Buchholz–Chairman of the Board	$141,000	$—	$78,163	(2)	$219,163
Robert A. Buchholz	$24,500	$29,417	$—		$53,917
Brodie Cobb	$26,500	$34,142	$—		$60,642
I.D. Flores III	$30,000	$40,525	$—		$70,525
Larry Jobe	$34,500	$34,142	$—		$68,642
Dr. R. Jan LeCroy	$30,500	$34,142	$—		$64,642
Frederick R. Meyer	$30,500	$34,142	$—		$64,642
Dr. Mike Moses	$24,000	$34,142	$256,056	(3)	$314,198
Jon Mosle	$30,000	$34,142	$—		$64,142

(1)

Amounts shown do not reflect compensation actually received by the director. Rather, amounts shown reflect the compensation expense recorded in the company’s financial statements as of June 26, 2009 for all restricted stock grants of the director as calculated in accordance with FAS 123R. See discussion in Footnote 1(q) Stock-Based Compensation and Footnote 17 Employee Benefits-Restricted Stock Plan of our audited financial statements, which are included in our 2009 annual report accompanying this proxy statement.

(2)	This amount represents $75,663 for a car and $2,500 for club membership dues paid on behalf of Mr. Don Buchholz.

(3)

This amount represents $241,203 for finder’s fees pursuant to the company’s referral fee program and $3,578 for office space and administrative services provided to Dr. Moses within the company’s home office location. Dr. Moses is paid a finders’ fee of 15% of the income the company earns for initiating contact between municipal officials and municipal securities representatives of Southwest Securities which result in municipal securities engagements. He does not communicate, directly or indirectly, with public investors, structure offerings or negotiate terms.

As of June 26, 2009, the directors have the following unvested restricted shares and unexercised stock options outstanding:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
Robert A. Buchholz	—	—	—	2,000	$27,060
Brodie Cobb	—	—	—	2,000	$27,060
I.D. Flores III	—	—	—	2,000	$27,060
Larry Jobe	—	—	—	2,000	$27,060
Dr. R. Jan LeCroy	—	—	—	2,000	$27,060
Fred Meyer	—	—	—	2,000	$27,060
Dr. Mike Moses	—	—	—	2,000	$27,060
Jon Mosle	—	—	—	2,000	$27,060

(1)	The shares in this column completely vested on August 25, 2009.

(2)	Amount is based on the closing price of our common stock on the NYSE on June 26, 2009, or $13.53 per share.

CORPORATE GOVERNANCE

General

The Board has long been committed to sound and effective corporate governance practices. We manage our business under the direction of our Board of Directors. The Board meets at least quarterly during the year to review significant developments and to act on matters requiring Board approval. The Board held four regularly scheduled meetings during fiscal 2009. Each director, during the period each director served, attended at least 75% of the aggregate of the Board and committee meetings in fiscal 2009.

The Board has a practice of separating the offices of Chairman and Chief Executive Officer to ensure the Chairman is fully independent of management. We have a Nominating/Corporate Governance Committee to consider and recommend candidates for Board vacancies, actively recruit qualified candidates, review and make recommendations regarding committee assignments and committee structure, and assist the Board in developing and implementing corporate governance practices and policies.

The Board has adopted a comprehensive set of Corporate Governance Guidelines which address a number of important governance issues, including director independence, as well as matters such as criteria for Board membership, expectations regarding attendance and participation at meetings, committee responsibilities, management succession planning, and annual Board self-evaluation. We have published these guidelines on the Corporate Governance page of our website, which can be accessed at www.swsgroupinc.com. In addition, a copy of our guidelines may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

The Board has adopted a formal set of disclosure controls and procedures and established a disclosure committee of executive management and other key employees. The disclosure controls and procedures create a framework by which we can be assured that all information required to be disclosed in our public filings with the SEC is disclosed in a timely and accurate manner.

Director Independence and Related Matters

The Board is comprised of a majority of directors who qualify as “independent” as defined in the NYSE’s listing standards. In determining independence, the Board affirmatively determines on an annual basis whether any director has a “material relationship” with the company that would impair the director’s independence from management. When assessing the “materiality” of a director’s relationship with the company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation.

The Board has affirmatively determined that the following members of the Board of Directors are “independent,” as defined in the NYSE’s listing standards and the rules of the SEC, and that no material relationship exists between the company and each listed director outside their service as a member of the Board of Directors: Brodie L. Cobb, I.D. Flores III, Larry A. Jobe, Dr. R. Jan LeCroy, Frederick R. Meyer and Jon L. Mosle, Jr..

The non-management directors of the Board meet in executive session during each of the Board’s regularly scheduled meetings without any management directors and any other members of management who may otherwise be present at the Board meeting. The Board annually selects an independent director to serve as the lead director to preside at our regularly scheduled executive sessions of our non-management directors. The Board has selected Mr. Meyer, an independent director, to serve as lead director.

Committees of the Board of Directors

The Board has implemented formal charters setting forth the powers and responsibilities of each of the Audit, Compensation and Nominating/Corporate Governance Committees. All three charters may be accessed on the Corporate Governance page of our website at www.swsgroupinc.com. In addition, a copy of each charter may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Executive Committee: The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of our business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee, comprised of Messrs. Don A. Buchholz and Hultgren, did not meet in fiscal 2009.

Compensation Committee: The Compensation Committee is comprised of three non-employee directors, each of whom is “independent,” as independence is defined for compensation committee members in the NYSE’s listing standards. The Compensation Committee determines the salaries of our executive officers, assists in determining the salaries of other personnel, oversees the grant of awards under our Restricted Stock Plan and performs other similar functions. The Compensation Committee held four meetings during fiscal 2009 and is comprised of Messrs. Meyer (chairman), Cobb and Jobe. Each committee member attended all four committee meetings during fiscal 2009.

Audit Committee: The Audit Committee is comprised of four non-employee directors, each of whom is “independent,” as independence is defined for audit committee members in the NYSE’s listing standards. The Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent accountant’s qualifications and independence, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee held eight meetings during fiscal 2009 and is comprised of Messrs. Jobe (chairman), Flores, LeCroy and Mosle. In fiscal 2009, each committee member attended at least seven committee meetings. Our Board of Directors has determined that Larry Jobe is an “audit committee financial expert” as defined by the SEC.

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm to be engaged as our independent accountants. Additionally, and as appropriate, consulting with our management, our internal audit personnel and the independent accountants, the Audit Committee reviews, evaluates and discusses the following:

•	the plan for, and the independent accountants’ report on, each audit of our financial statements;

•	regulatory matters that may have a material impact on our financial statements and our compliance policies; and

•	the appropriateness of our accounting policies, changes in accounting principles and their impact on our financial statements.

In fiscal 2009, the Audit Committee reviewed the formal charter setting forth the powers and responsibilities of the Audit Committee.

Nominating/Corporate Governance Committee: The Nominating/Corporate Governance Committee is comprised of four non-employee directors, each of whom is “independent,” as independence is defined for nominating/corporate governance committee members in the NYSE’s listing standards. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the Board directors to be appointed to the various committees of the Board and developing and recommending to the Board effective corporate governance practices and policies. The Nominating/Corporate Governance Committee held four meetings during fiscal 2009 and is comprised of Messrs. Meyer (chairman), Flores, LeCroy and Mosle. Each committee member attended all committee meetings during fiscal 2009.

The Nominating/Corporate Governance Committee reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Nominating/Corporate Governance Committee initiates a search. As a part of the search process, the committee may consult with other directors and members of management, and may hire a search firm to assist in identifying and evaluating potential candidates. The Nominating/Corporate Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. When considering a candidate, the Nominating/Corporate Governance Committee reviews the candidate’s experiences, skills, and characteristics. Specifically, candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.

The Nominating/Corporate Governance Committee considers nominees recommended by our stockholders within a reasonable time prior to the annual meeting. Stockholders wishing to submit such a recommendation should send the nominee’s name, business and management experience, and all other relevant information regarding the nominee to the Nominating/Corporate Governance Committee, c/o SWS Group, Inc., Attn: General Counsel, 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Board Attendance at Annual Meetings

Although we do not have a formal policy that requires Board members to attend the annual meeting of stockholders, all of our directors attended last year’s annual meeting.

Communications with the Board

Stockholders and interested parties may communicate directly with the Board of Directors, including non-management members of the Board of Directors. All communications to the Board should be directed to our Corporate Secretary and should prominently indicate on the outside of the envelope that the communication is intended for a specific member of the Board of Directors or the non-management members of the Board as a group. Each communication intended for the Board and received by the Corporate Secretary will be promptly forwarded to the specified party following its clearance through normal security procedures. The communications will be opened for the purpose of ensuring that matters are handled timely and expeditiously. The address for communications with the Board of Directors is as follows: Corporate Secretary, SWS Group, Inc., P.O. Box 130656, Dallas, Texas 75313-0656.

Code of Business Conduct and Ethics

We have adopted a corporate Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors and employees. The Code of Ethics is intended to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely, and understandable disclosure in the reports and documents that we file with, or submit to, the SEC, and in all other public communications made by us;

•	compliance with all governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

The Code of Ethics is a product of our commitment to honesty. You may access the Code of Ethics on the Corporate Governance page of our website at www.swsgroupinc.com. In addition, a copy of the Code of Ethics may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Any amendments to the Code of Ethics and any waivers that are required to be disclosed by the rules of the SEC and the NYSE will be posted on our corporate website.

AUDIT COMMITTEE REPORT

Our Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls.

Management is responsible for the company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and issuing a report thereon.

Review of 2009 Financial Statements

The Audit Committee met with management and the independent accountants to review and discuss the June 26, 2009 consolidated financial statements.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent accountants, Grant Thornton, LLP, the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely management’s annual report on the company’s internal control over financial reporting and the independent accountant’s attestation report. Management concluded and the independent accountants agreed that no material weakness existed in internal control over financial reporting at June 26, 2009.

The Audit Committee also discussed with the independent accountants the matters required by the PCAOB’s Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 89, “Audit Adjustments,” and No. 90, “Audit Committee Communications.” The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent accountants their firm’s independence.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended, and the Board approved, the inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended June 26, 2009, filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Larry A. Jobe, Chairman

I.D. Flores III

Dr. R. Jan LeCroy

Jon L. Mosle, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services performed by Grant Thornton LLP for the audit of our annual consolidated financial statements for the year ended June 26, 2009 and June 27, 2008 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	Fiscal Year Ended
	June 26, 2009	June 27, 2008
Audit Fees(1)	$1,082,184	$947,717
Audit-Related Fees(2)	$114,098	$152,069
Tax Fees(3)	$68,389	$16,155
All Other Fees(4)	$15,500	$40,000

(1)

Includes annual audit of consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, annual regulatory audits for our broker/dealer and banking subsidiaries, and Sarbanes-Oxley Section 404 internal control testing.

(2)	Includes fees for the audit of our 401(k) Plan and SAS 70 procedures.

(3)	Includes fees for tax compliance, tax planning and tax advice.

(4)	Includes fees for computational expertise for the refunding transactions originated by our Public Finance department in fiscal years 2009 and 2008.

Pre-Approval of Independent Accountants Services

Pursuant to the Audit Committee’s charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent accountants, subject to a de minimis exception for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

All services provided by and all fees paid to Grant Thornton LLP in fiscal 2009 and 2008 were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy. None of the services provided in fiscal 2009 or 2008 were approved pursuant to the de minimus exception.

Consideration of Non-Audit Services Provided by the Independent Accountants

The Audit Committee has considered whether the non-audit services provided by Grant Thornton LLP are compatible with maintaining the accountants’ independence.

STOCKHOLDER PROPOSALS

If you would like to submit a proposal for inclusion in the proxy materials to be distributed in connection with our 2010 annual meeting, such proposal must be received by the company no later than June 10, 2010. To be eligible for inclusion in our 2010 proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act. If you intend to submit a proposal from the floor during next year’s annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must provide us with written notice no later than August 24, 2010. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2010 annual meeting.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of SWS Group, Inc. and our stockholders.

You may obtain a copy of our 2009 annual report on Form 10-K, including financial statements and schedules required to be filed with the SEC, without charge, by submitting a written request to:

James R. Bowman, Corporate Communications

SWS Group, Inc.

1201 Elm Street, Suite 3500

Dallas, Texas 75270

214-859-1800

If you would like to receive a copy of the Form 10-K prior to the annual meeting, we should receive your request no later than five business days prior to the annual meeting. Our annual report on Form 10-K is also available, free of charge, on the SEC’s website at www.sec.gov.

You are urged to promptly vote your proxy by Internet or by telephone or mail if you receive a paper copy of the proxy materials to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

Allen R. Tubb

Vice President, General Counsel and Secretary

October 8, 2009

APPENDIX A

SWS GROUP, INC.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of SWS Group, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention. This Plan was adopted effective January 1, 2005 and was amended and restated as of August 16, 2006 to reflect certain changes necessitated by Treasury Regulations promulgated pursuant to Code Section 409A.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, and (iii) the Company Matching Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Affiliate” shall mean any (a) corporation other than the Company (i.e., either a subsidiary corporation or an affiliate or associated corporation of the Company), which together with the Company is a member of a “controlled group of corporations” within the meaning of Section 414(b) of the Code, (b) organization that is under “common control” with the Company determined under Section 414(c) of the Code, or (c) organization which together with the Company is a member of an “affiliated service group” within the meaning of Section 414(m) of the Code.

1.3	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus and Commissions that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Retirement, Disability, death or Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4

“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on or around the first business day of each Plan Year following the Plan Year in which the Participant’s Benefit Distribution Date occurs. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual

Installment Method for the Retirement Benefit, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.5	“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, Bonuses, Commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.6	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8	“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)	If the Participant Retires, his or her Benefit Distribution Date shall be:

(i)	the last day of the six-month period immediately following the date on which the Participant Retires if the Participant is a Key Employee; and

(ii)	the date on which the Participant Retires for all other Participants;

(iii)	provided, however, in the event the Participant changes his or her Retirement Benefit election in accordance with Section 6.2(b), his or her Benefit Distribution Date shall be postponed in accordance with such Section 6.2(b); or

(b)	If the Participant experiences a Termination of Employment, his or her Benefit Distribution Date shall be:

(i)	the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment if the Participant is a Key Employee; and

(ii)	the date on which the Participant experiences a Termination of Employment for all other Participants; or

(c)	The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

(d)	The date on which the Participant becomes Disabled; or

(e)	The date on which the Company experiences a Change in Control, as determined by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 5.1 below, and (ii) if a Change in Control occurs prior to the Participant’s Termination of Employment, Retirement, death or Disability.

1.9	“Board” shall mean the board of directors of the Company.

1.10	“Bonus” shall mean any compensation, in addition to Base Salary and Commissions, earned by ‘a Participant for services rendered during a Plan Year, under any bonus plan, program or arrangement that is sponsored by an Employer, excluding any bonus earned by a Participant that also has an outstanding promissory note and any advance payments of bonuses.

1.11	“Cause” shall mean (1) conviction of a crime requiring intent or moral turpitude; (2) misappropriating or embezzling funds of an Employer; (3) actively and intentionally pursuing interests of a competitor to the detriment of the financial interests of the Employer; (4) willful failure or refusal to perform reasonable duties assigned to him by the Employer; (5) gross negligence or willful misconduct in connection with the performance by Participant of his duties and services as an employee of the Employer, (6) forfeiture or suspension of any license or certificate necessary for the performance of his duties, (7) involvement in impermissible employment discrimination as determined by the Employer or (8) misapplication of any funds of any employee benefit plan of the Company that are in the possession or control of Participant.

1.12	“Change in Control” shall mean any “change in control event” as defined in accordance with Code Section 409A and related Treasury guidance and Regulations.

1.13	“Change in Control Benefit” shall have the meaning set forth in Article 5.

1.14	“Claimant” shall have the meaning set forth in Section 15.1.

1.15	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.16	“Commissions” shall mean any commissions earned by a Participant from any Employer for services rendered during a Plan Year and paid to an Employee under the Company’s Commission payment schedule, as identified on the Employer payroll system.

1.17	“Committee” shall mean the committee described in Article 13.

1.18	“Company” shall mean SWS Group, Inc., a Delaware corporation, and any successors thereto.

1.19	“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.20	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.21	“Company Matching Account” shall mean (i) the sum of all of a Participant’s Company Matching Amounts, plus (ii) amounts credited or debited to the Participant’s Company Matching Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.22	“Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.23	“Death Benefit” shall mean the benefit set forth in Article 9.

1.24	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.25

“Disability” or “Disabled” shall mean that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration, or if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements in the preceding sentence.

1.26	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.27	“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.28	“Employee” shall mean a person who is an employee of any Employer.

1.29	“Employer(s)” shall mean the Company and/or any of its Affiliates (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.30	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.31

“Key Employee” shall mean any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of an Employer whose stock is publicly traded on an established securities market or otherwise, as determined by the Committee based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Key Employees for purposes of the Plan during the 12-month period that begins on the first day of the 4th month following the close of such identification period.

1.32	“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, that are accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

1.33	“Plan” shall mean the SWS Group, Inc. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.34	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.35	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.36	“Retirement”, “Retire(s)” or “Retired” shall mean the separation from service with all Employers, as determined in accordance with Code Section 409A and related Treasury guidance or Regulations, for any reason other than death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with ten (10) Years of Service.

1.37	“Retirement Benefit” shall mean the benefit set forth in Article 6.

1.38	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.39	“Stock” shall mean the common stock of the Company, par value $ 0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

1.40	“Terminate the Plan”, “Termination of the Plan” shall mean the earlier of (A) the date the Plan automatically terminates under Section 12.1, or (B) a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) no new deferral elections for such Participants shall be permitted, and (iii) such Participants shall no longer be eligible to receive Company contributions under this Plan.

1.41	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.42	“Termination of Employment” shall mean the separation from service, as determined in accordance with Code Section 409A and related Treasury guidance or Regulations, with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.

1.43	“Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.44	“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his or her Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant’s or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary, all as determined in the sole discretion of the Committee.

1.45	“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365-day period (or 366-day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service. In the case of any Participant who participated in the Stern Plan as of December 31, 2008, Years of Service under this Plan shall be the sum of any Years of Service completed by that Participant in the Stern Plan at December 31, 2008 (determined under that plan) plus any Years of Service completed under the Plan from and after January 1, 2009.

1.46	“Stern Plan” means the M.L. Stern & Co., LLC Deferred Compensation Plan, as amended and restated effective January 1, 2005.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)	As a condition to participation, each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)	An Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus and/or Commissions that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations.

(c)	Each Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)	If an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3

Deferral Commitments/Company Contribution Amounts/

Company Matching Amounts/ Vesting/Crediting/Taxes

3.1	Minimum Deferrals.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Commissions in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Salary, Bonus and/or Commissions	$5,000 aggregate

If the Committee determines, in its sole discretion, prior to the beginning of a Plan Year that a Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If the Committee determines, in its sole discretion, at any time after the beginning of a Plan Year that a Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s Account Balance as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant not later than the last day of the Plan Year for which the insufficient deferral was made or at such later date as may be permitted by the rules adopted by the Internal Revenue Service.

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2	Maximum Deferrals.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer (in one percent (1%) increments), as his or her Annual Deferral Amount, Base Salary, Bonus and/or Commissions up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	50%
Bonus	50%
Commissions	50%

For the Plan Year commencing January 1, 2005, a Participant may also defer up to 100% of the portion of his or her Bonus that is not yet earned by the Participant as of the effective date of the Plan, which is attributable to the Company’s fiscal year ending June 24, 2005.

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations. For compensation that is earned based upon a specified performance period, the Participant’s deferral election will apply to the portion of such compensation that is equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

3.3	Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)

General Timing Rule for Deferral Elections in Subsequent Plan Years. For each succeeding Plan Year, a Participant may elect to defer Base Salary, Bonus and Commissions, and make such other elections as the Committee deems necessary or desirable under the Plan, by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, no later than (i) the December 31st preceding the Plan Year in which such compensation is earned, or (ii) such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations. For compensation which is earned over one or more consecutive fiscal years of an Employer that is not payable during the service period, the Committee may determine that a Participant may defer such compensation by making an election before the last day of the fiscal year preceding the first fiscal year in which the services are performed. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

Any deferral election(s) made in accordance with this Section 3.3(b) shall be irrevocable; provided, however, that if the Committee requires Participants to make a deferral election for “performance-based compensation” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or Regulations, permit a Participant to subsequently change his or her deferral election for such compensation by submitting an Election Form to the Committee no later than the deadline established by the Committee pursuant to Section 3.3(c) below.

(c)	Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to “performance-based compensation” based on services performed over a period of at least twelve (12) months, may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Code Section 409A and related Treasury guidance or Regulations. In order to be eligible to make a deferral election for performance-based compensation, a Participant must perform services continuously from a date no later than the date upon which the performance criteria for such compensation are established through the date upon which the Participant makes a deferral election for such compensation. In no event shall an election to defer performance-based compensation be permitted after such compensation has become both substantially certain to be paid and readily ascertainable.

(d)	Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may, in its sole discretion, determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

3.4	Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus and/or Commissions portion of the Annual Deferral Amount shall be withheld at the time the Bonus or Commissions are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount.

(a)	For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer. Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)	For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.6

Company Matching Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Matching Account under this Plan, which amount shall be for that Participant the Company Matching Amount for that Plan Year. If an Employer determines that it shall provide a Company Matching Amount to a Participant for a Plan Year, the Employer shall announce to the Participant the amount it will credit, or the method for determining such amount, prior to the beginning of the Plan Year to which the Company Matching Amount relates. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Matching Amount for that Plan Year. The Company Matching Amount, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion. A Participant’s Company Matching Amounts shall automatically be allocated to the SWS Group, Inc. Stock Unit Fund as provided under Section 3.9(c).

3.7	Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, if the distribution of a Participant’s vested Account Balance occurs prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, (ii) the Company Contribution Amount, or (iii) the Company Matching Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion, except that if the Participant is involuntarily terminated for Cause, any unpaid Company Contributions and Company Matching Contributions shall be deemed forfeited by the Participant.

3.8	Vesting.

(a)	A Participant shall at all times be 100% vested in his or her Deferral Account.

(b)	A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in each Company Contribution Amount, plus amounts credited and debited on such amount, on each anniversary of the date on which such Company Contribution Amount was credited to the Company Contribution Account, in accordance with the following schedule; provided, however, that the Participant must be in the service of an Employer as an Employee on each such anniversary to receive vesting credit:

Time Elapsed Following Crediting of Company Contribution Amount	Vested Percentage
Less than 1 year	0%
1 year or more, but less than 2	25%
2 years or more, but less than 3	50%
3 years or more, but less than 4	75%
4 years or more	100%

A new vesting schedule shall apply to each Company Contribution Amount credited to the Participant’s Company Contribution Account.

(c)	A Participant shall be vested in his or her Company Matching Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in each Company Matching Amount, plus amounts credited and debited on such amount, on January 1st following the end of each Plan Year in which such Company Matching Amount was credited to the Company Matching Account, in accordance with the following schedule; provided, however, that the Participant must be in the service of an Employer as an Employee on each such anniversary to receive vesting credit:

January 1st of the Plan Year Following Crediting of Company Matching Amount (Company Match vest date)	Vested Percentage
Prior to first Company Match vest date	0%
First Company Match vest date or more but prior to second Company Match vest date	25%
Second Company Match vest date or more but prior to third Company Match vest date	50%
Third Company Match vest date or more but prior to fourth Company Match vest date	75%
Fourth Company Match vest date or more	100%

A new vesting schedule shall apply to each Company Matching Amount credited to the Participant’s Company Matching Account.

(d)	Notwithstanding anything to the contrary contained in this Section 3.8, upon a Participant’s Retirement, death while employed by an Employer, or Disability, a Participant’s Company Contribution Account and Company Matching Account shall immediately become 100% vested (if not already vested in accordance with the above vesting schedules).

3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Measurement Funds. Measurement Funds. Subject to the restrictions found in Section 3.9(c) below, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change. To the extent that different Measurement Funds or “Investment Options” were used under the Stern Plan to track the value of any Participant’s Account, the Committee may adopt procedures to transition Accounts under the Stern Plan to the Measurement Funds used in the Plan or may continue any Investment Options solely for Participants with existing elections under the Stern Plan for such time as it deems appropriate.

(b)

Election of Measurement Funds. Subject to the restrictions found in Section 3.9(c) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into a Measurement Fund determined by the Committee, in its sole discretion. Subject to the restrictions found in Section 3.9(c) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her

Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)	SWS Group, Inc. Stock Unit Fund.

(i)	A Participant’s Company Matching Account will be automatically and irrevocably allocated to the SWS Group, Inc. Stock Unit Fund Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to their Company Matching Account. Additionally, a Participant may elect to irrevocably allocate any portion of his or her future Annual Deferral Amounts (but not previous Annual Deferral Amounts) to the SWS Group, Inc. Stock Unit Fund. Amounts allocated to the SWS Group, Inc. Stock Unit Fund cannot be reallocated to any other Measurement Fund and shall only be distributable in actual shares of Stock.

(ii)	Shares under the SWS Group, Inc. Stock Unit Fund credited or debited to a Participant’s Company Matching Account and, as applicable, a Participant’s Deferral Account may be made available from Stock held by the Company in its treasury, Stock purchased on the open market or Stock that is newly issued. Subject to adjustment as provided in Section 3.9(c)(iv), the maximum number of shares of Stock that may be allocated under the Plan is 675,000 shares.

(iii)	Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the Stock credited to a Participant’s Account Balance shall be credited to the Participant’s Account Balance in the form of additional shares of Stock and shall automatically and irrevocably be deemed to be re-invested in the SWS Group, Inc. Stock Unit Fund until such amounts are distributed to the Participant. The number of shares credited to the Participant for a particular stock dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the number of additional or fractional shares of Stock actually paid as a dividend in respect of each share of Stock. The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the fair market value of the dividend, divided by (c) the “fair market value” of the Stock on the payment date for such dividend.

(iv)	The number of shares of Stock credited to the Participant’s Account Balance may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights with respect to the portion of his or her Account Balance allocated to the SWS Group, Inc. Stock Unit Fund in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under Section 3.9.

(v)	For purposes of this Section 3.9(c), the fair market value of the Stock shall be the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

(vi)	Notwithstanding anything to the contrary contained in this Section 3.9, the Committee may, in its sole discretion, disallow or delay any transfer which is made during a period in which the Participant is prohibited (by Company policy or otherwise) from acquiring the Company’s equity securities.

(b)	Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(c)	Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant. Such Measurement Fund performance shall be credited or debited to a Participant’s Deferral Account, Company Matching Account or Company Contribution Account, as applicable.

(d)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.10	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	Company Matching Account and Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Matching Account and/or Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or Commissions that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such portion of his or her Company Matching Account and/or Company Contribution Account. If necessary, the Committee may reduce the vested portion of the Participant’s Company Matching Account or Company Contribution Account, as applicable, in order to comply with this Section 3.10.

(c)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

Scheduled Distribution; Unforeseeable Emergencies

4.1

Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of the Annual Deferral Amount. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the

Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). The Plan Year designated by the Participant must be at least four (4) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless otherwise provided on an Election Form approved by the Committee in its sole discretion prior to the commencement of the Plan Year to which the election applies. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, the earliest Scheduled Distribution Date that may be designated by a Participant would be January 1, and the Scheduled Distribution would become payable during the sixty (60) day period commencing immediately after such Scheduled Distribution Date.

4.2	Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)	Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)	The new Scheduled Distribution date selected by the Participant must be the first day of a Plan Year, and must be at least five (5) years after the previously designated Scheduled Distribution Date; and

(c)	The election of the new Scheduled Distribution date shall have no effect until at least twelve (12) months after the date on which the election is made.

(d)	A Participant may make any number of postponements of a Scheduled Distribution provided that each such postponements shall comply with the above restrictions and any rules and procedures established by the Committee.

4.3	Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 6, 7, 8 or 9, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

4.4	Unforeseeable Emergencies.

(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)	The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts reasonably necessary to pay Federal, state or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

(c)	If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.

(d)	In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Committee determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. If the Committee determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence, the Participant’s deferrals shall be terminated as soon as administratively practicable following the date on which such determination is made.

(e)	Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout and/or termination of deferrals under this Section 4.4 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 5

Change in Control Benefit

5.1	Change in Control Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall irrevocably elect on an Election Form whether to (i) receive a Change in Control Benefit following the occurrence of a Change in Control, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, or (ii) to have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control and to have his or her Account Balance remain subject to the terms and conditions of the Plan. If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such Participant’s Account Balance shall remain in the Plan upon a Change in Control and shall be subject to the terms and conditions of the Plan.

5.2	Payment of Change in Control Benefit. The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 6

Retirement Benefit

6.1	Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

6.2	Payment of Retirement Benefit.

(a)	A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to ten (10) years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

(b)	A Participant may change the form of payment of the Retirement Benefit one time by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election to modify the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	The first Retirement Benefit payment shall be delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date described in Section 1.8(a).

For purposes of applying the requirements above, the right to receive the Retirement Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Section 6.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.

The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Retirement Benefit.

Notwithstanding the foregoing, if the Participant’s vested Account Balance at the time of his or her Retirement is less than $25,000, the Participant’s entire vested Account Balance shall be paid to the Participant in a lump sum.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after the first day of each Plan Year following the Plan Year in which the Participant’s Benefit Distribution Date occurs.

ARTICLE 7

Termination Benefit

7.1	Termination Benefit. A Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 8

Disability Benefit

8.1	Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

8.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 9

Death Benefit

9.1	Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

9.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 10

Beneficiary Designation

10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designations Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death. Notwithstanding the foregoing, if a Participant is divorced and the Participant’s former spouse is the Beneficiary named by the Participant, the former spouse shall be deemed to have predeceased the Participant and such designation of the former spouse shall be void and the Participant’s benefits remaining under the Plan, with the exception of any portion of the Participant’s benefits under the Plan awarded to the Participant’s former spouse pursuant to a valid court order in connection with a division of property pursuant to divorce, shall be paid pursuant to Section 10.4 of this Plan as if the Participant had not designated a Beneficiary.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11

Leave of Absence

11.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

11.2	Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, and remains eligible to participate in the Plan, the Participant may resume contributions hereunder according to the terms of the Plan.

11.3	Leaves Resulting in Separation from Service. In the event that a Participant’s leave of absence from his or her Employer constitutes a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, the Participant’s vested Account Balance shall be distributed to the Participant in accordance with Article 6 or 7 of this Plan, as applicable.

ARTICLE 12

Termination of Plan, Amendment or Modification

12.1	Termination of Plan. The Plan shall be effective as of the later of the date that this Plan is approved by the Board or the Shareholders. Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2014. Although each Employer anticipates that the Plan will continue until the date prescribed above, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time prior to such date. Accordingly, each Employer reserves the right to Terminate the Plan (as defined in Section 1.40). Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles, unless the Company determines that all Accounts shall be distributed as provided below. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change in Control an Employer shall be permitted to (i) terminate the Plan by action of its board of directors, and (ii) distribute the vested Account Balances to Participants in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by such Employer are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.

12.2	Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made. Furthermore, notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A, and related Treasury guidance or Regulations.

12.3	Plan Agreement. Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

12.4	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7, 8, or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 13

Administration

13.1	Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, the Executive Committee, or such other committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2	Administration upon Change in Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within one hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control. If an independent third party is not selected within one hundred and twenty (120) days of such Change in Control, the Committee, as described in Section 13.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to, benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

13.3	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.4	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14

Other Benefits and Agreements

14.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15

Claims Procedures

15.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

15.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days (forty five (45) days in the case of a claim for disability benefits) after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim (or in the case of a claim for disability benefits, an extension is necessary for reasons beyond the control of the Plan), written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day (or forty five (45) day) period. In no event shall such extension exceed a period of ninety (90) days (thirty (30) days in the case of a claim for disability benefits which may be further extended for an additional thirty (30) days if the additional extension is due to reasons beyond the control of the Plan) from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	if the claim is a claim for disability benefits, an internal rule, guideline, protocol or other similar criterion which was relied on in connection with the review of the claim and that such internal rule, guideline, protocol or similar criterion may be obtained by the Claimant at the Claimant’s request free of charge;

(v)	if the claim is a claim for disability benefits, and the denial is based on medical necessity or other similar exclusion or limit, Claimant’s right to receive free of charge an explanation of how that exclusion or limit and any related clinical judgments apply to the Claimant’s medical circumstances;

(vi)	an explanation of the claim review procedure set forth in Section 15.3 below; and

(vii)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

15.3	Review of a Denied Claim. On or before sixty (60) days (180 days in the case of a claim for disability benefits) after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

15.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days (forty five (45) days in the case of a claim for disability benefits) after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day (or forty five (45) day) period. In no event shall such extension exceed a period of sixty (60) days (forty five (45) days in the case of a disability claim) from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. In the case of a claim for disability benefits, the review on appeal must be made by a different decision-maker from the Committee and the decision-maker cannot give procedural deference to the original decision. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits;

(d)	if the claim is a claim for disability benefits, an internal rule, guideline, protocol or other similar criterion which was relied on in connection with the review of the claim and that such internal rule, guideline, protocol or similar criterion may be obtained by the Claimant at the Claimant’s request free of charge;

(e)	if the claim is a claim for disability benefits, and the denial is based on medical necessity or other similar exclusion or limit, Claimant’s right to receive free of charge an explanation of how that exclusion or limit and any related clinical judgments apply to the Claimant’s medical circumstances; and

(f)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16

Trust

16.1	Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3	Distributions from the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 17

Miscellaneous

17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4

Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Texas without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

SWS Group, Inc.

Attn: Director of Human Resources

1201 Elm Street, Suite 3500

Dallas, Texas 75270

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession. Notwithstanding the foregoing, if a spouse is awarded all or a portion of the Participant’s benefit under the Plan pursuant to a division of property in connection with a divorce, such spouse’s share of Participant’s benefit shall be her separate property and shall be transferable by the Participant’s former spouse by will or pursuant to the laws of descent and distribution. In order to be effective, notice of such division of the Participant’s benefit under the Plan pursuant to a division of property in connection with divorce must be provided in the form and manner prescribed by the Committee. Any such benefit to which a Participant’s former spouse may be entitled shall be payable to the former spouse under this Plan only at the time payment of the Participant’s benefit commences under the Plan, unless otherwise required in accordance with Section 17.15 below.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if necessary to comply with a qualified domestic relations order, as defined in Section 206(d) of ERISA, pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

17.16	Distribution in the Event of Income Inclusion under 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee or Administrator, as applicable, for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid vested Account Balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

17.17	Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution from this Plan is deductible, the Employer may delay payment of any amount that would otherwise be distributed from this Plan. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.9 above. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

17.18	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.19	Obligations to the Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owed to any Employer, then such Employer may offset such amounts owing it against the amount of benefits otherwise distributable.

17.20	Merger of M.L. Stern & Co., LLC Deferred Compensation Plan into the Plan.

(a)	Merger of Plans. Effective June 15, 2009, the Stern Plan shall be merged into the Plan. The separate existence of the Stern Plan shall end on that date. Except as provided in the following provisions, all rights of participants in the Stern Plan to payment of any benefit arising under that Plan shall thereafter be governed exclusively by the terms of the Plan.

(b)	Effect on Existing Elections. The merger of the Stern Plan into the Plan shall not affect the time or rate of payment of any benefit payable under an existing election of a Participant in the Stern Plan or the time or rate of payment provided by the Stern Plan in the absence of an election. The Committee may refer to the Stern Plan to clarify any rights which Stern Participants had under that Plan and may attach to this Plan a schedule showing the existing elections of all participants in the Stern Plan for its convenience.

(c)	Future Changes to Existing Elections. Any changes to an election made under the Stern Plan with respect to the time or form of payment may be made only upon the terms permitted by the Plan. Payment may only be postponed or accelerated as is consistent with the Plan and Section 409A of the Code. An election under the Stern Plan shall continue in effect unless and until so changed. An election under the Stern Plan shall not be considered to violate the minimum deferral period requirement of Section 4.1 merely because it was for an initial period of less than the minimum required by that Section or because less than the minimum number of years remains until an In Service Distribution Date. No election under the Stern Plan shall have any effect on current or future deferrals or contributions or on subsequent elections under the Plan.

(d)	Effect on Vesting. The merger of the Stern Plan with the Plan shall not accelerate or decelerate vesting for any participant in the Stern Plan with respect to amounts credited to the Participant under that plan. Years of Service under the Plan shall be included in determining the vested interest of Participants in the Stern Plan based on the vesting schedules applicable under the Stern Plan. The vested Accounts of Participants in the Stern Plan determined immediately before the merger of the Stern Plan into the Plan shall not be subject to forfeiture for Cause under Section 3.7.

(e)	In Service Distribution Dates. If a Participant elected an In Service Distribution Date (as defined under the Stern Plan), that date shall be reflected in the Plan as a Scheduled Distribution under the Plan. If the In Service Distribution Date is for a longer period than would otherwise be permitted under the Plan, the date selected under the Stern Plan shall continue to apply.

(f)	Installment Payments. If a Participant in the Stern Plan elected to have any portion of his benefit paid in installments over a longer period of time than would be permitted under the Plan, the number of installment payments selected under the Stern Plan shall continue to apply with respect to the amounts elected to be paid in that manner for amounts contributed on or before December 31, 2008 (and any earnings or losses credited thereon).

(g)	Mapping Accounts. The amounts reflected in the following accounts in the Stern Plan shall be reflected in the corresponding accounts in the Plan.

ML Stern Deferred Compensation Plan	SWS Deferred Compensation Plan
Deferred Compensation Account	Deferral Account
401(k) Plan Make-Up Contribution	Company Matching Account
Annual Company Contribution	Company Contribution Amount
Company Discretionary Contributions	Company Contribution Amount

(h)	Change in Control. With respect to amounts accumulated in the Stern Plan, including earnings credited hereafter, the Participants shall be deemed to have elected not to be paid upon a Change in Control.

(i)	In Service Account. To the extent that a Participant in the Stern Plan has an In Service Account or a Retirement/Termination Account, such accounts shall be reflected in the Plan as subaccounts of the Deferral Account.

(j)	Effect on Beneficiary Designation. If a Participant in the Plan has an Account in the Stern Plan, the Beneficiary designated under the Plan shall be deemed to replace any beneficiary designated under the Stern Plan unless otherwise specifically provided in the Beneficiary designation made under the Plan. If a Beneficiary designated under the Plan by such a Participant predeceases the Participant or the designation under the Plan is invalid, the beneficiary designation under the Stern Plan shall not be revived. The designation of a Beneficiary under the Stern Plan shall continue in effect only if the Participant makes no designation of a Beneficiary under the Plan.

(k)	Disposition of Insurance Contract. Any insurance contract purchased by M.L. Stern & Co., LLC to reimburse it for amounts it expected to pay under the Stern Plan shall be a general asset of the Company and may be used in such manner as the Committee determines.

SWS GROUP INC. ATTN: ALLEN R. TUBB, SECRETARY 1201 ELM STREET, STE 3500 DALLAS, TX 75270

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees

01	Don A. Buchholz	02	Donald W. Hultgren	03	Robert A. Buchholz	04	Brodie L. Cobb	05	I.D. Flores III
06	Larry A. Jobe	07	Frederick R. Meyer	08	Dr. Mike Moses	09	Joel T. Williams III

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	An amendment to the SWS Group, Inc. 2005 Deferred Compensation Plan to increase the authorized shares from 375,000 to 675,000 shares.	☐	☐	☐

3	The ratification of the selection of Grant Thornton LLP as the company’s independent auditor for the fiscal year ending June 25, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐
Please indicate if you plan to attend this meeting	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

SWS GROUP, INC.

Annual Meeting of Stockholders

November 17, 2009 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Don A. Buchholz and Donald W. Hultgren, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SWS GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 09:00 AM, CST on November 17, 2009, at the City Club, 69th Floor, Bank of America Plaza Building, 901 Main Street, Dallas, TX 75202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side